UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                 )

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Crown Castle International Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 3, 2017
Dear Stockholder:
It is my pleasure to invite you to attend Crown Castle International Corp.’s 2017 Annual Meeting of Stockholders (“Annual Meeting”). The meeting will be held on Thursday, May 18, 2017 at 9:00 a.m. local time at the Marriott Marquis Houston located at 1777 Walker Street, Houston, Texas 77010. The Notice of Annual Meeting and Proxy Statement (“Proxy Statement”) accompanying this letter describe the business to be conducted at the meeting.
The Board of Directors welcomes this opportunity to have a dialogue with our stockholders and looks forward to your comments and questions.
We have elected to furnish proxy materials and our 2016 Annual Report on Form 10-K (“2016 Form 10-K”) to many of our stockholders over the Internet pursuant to Securities and Exchange Commission rules, which allows us to reduce costs associated with the Annual Meeting. On or about April 3, 2017, we intend to mail to most of our stockholders a Notice of Internet Availability of Proxy Materials (“Proxy Materials Notice”) containing instructions on how to access our Proxy Statement and 2016 Form 10-K and how to submit proxies online. All other stockholders will receive a copy of the Proxy Statement and 2016 Form 10-K by mail. The Proxy Materials Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and 2016 Form 10-K, if you only received a Proxy Materials Notice by mail.
It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please promptly submit your proxy in one of the ways outlined in the following Proxy Statement in order to have your shares voted at the Annual Meeting.
I look forward to seeing you on May 18, 2017.
Kind Regards,
J. Landis Martin
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 18, 2017
9:00 a.m. (Central Time)
Marriott Marquis Houston
1777 Walker Street
Houston, Texas 77010
April 3, 2017
Dear Stockholder:
You are invited to the Annual Meeting of Stockholders of Crown Castle International Corp. The Annual Meeting will be held at the time and place noted above. At the meeting, stockholders will be asked to consider and vote upon the following matters:

•	the election of 11 directors for a one-year term;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for fiscal year 2017;

•	a non-binding, advisory vote regarding the compensation of our named executive officers;

•	a stockholder proposal regarding proxy access, if properly presented; and

•	such other business as may properly come before the Annual Meeting.
Only stockholders of record at the close of business on March 27, 2017 (“Record Date”) will be entitled to vote at the meeting, and, unless a new record date is set, any adjournment or postponement of the meeting. You may submit your proxy in any of the following ways:

•
if you received a printed proxy card, mark, sign, date and return the proxy card (see instructions on the Notice of Internet Availability of Proxy Materials (“Proxy Materials Notice”) on how to request a printed proxy card);

•	call the toll-free telephone number shown at the website address listed on your Proxy Materials Notice or on your proxy card; or

•	visit the website shown on your Proxy Materials Notice or the proxy card to submit a proxy via the Internet.
Alternatively, you may vote your shares in person at the Annual Meeting.
Have your Proxy Materials Notice or proxy card in front of you when submitting a proxy by telephone or the Internet; it contains important information that is required to access the system.
If you are a stockholder as of the Record Date and plan to attend the Annual Meeting, see “I. Information About Voting—Annual Meeting Admission” in the proxy statement for important requirements relating to attending and voting at the Annual Meeting.
Your vote is important. To be sure your vote counts and to assure a quorum, please submit your proxy in one of the ways outlined above whether or not you plan to attend the Annual Meeting.
By Order of the Board of Directors,
Donald J. Reid
Corporate Secretary

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Unless this proxy statement (“Proxy Statement”) indicates otherwise or the context otherwise requires, the terms, "we," "our," "our Company," "the Company" or "us" as used in this Proxy Statement refer to Crown Castle International Corp. and its predecessor (organized in 1995), as applicable, each a Delaware corporation (together, “Crown Castle International Corp.”).

I.    INFORMATION ABOUT VOTING
Solicitation of Proxies.  The Board of Directors (“Board”) of Crown Castle International Corp. is soliciting proxies for use at our 2017 Annual Meeting of Stockholders (“Annual Meeting”) and any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held on May 18, 2017 at 9:00 a.m. Central Time at the Marriott Marquis Houston located at 1777 Walker Street, Houston, Texas 77010. This Proxy Statement, the form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2016 (“2016 Form 10-K”) are being distributed or made available via the Internet to our stockholders on or about April 3, 2017.
Notice of Internet Availability of Proxy Materials. Pursuant to Securities and Exchange Commission (“SEC”) rules regarding the electronic distribution of proxy materials, we have elected to provide access to our proxy materials and 2016 Form 10-K on the Internet, instead of mailing the full set of printed proxy materials, which allows us to reduce costs associated with the Annual Meeting. On or about April 3, 2017, we intend to mail to most of our stockholders a Notice of Internet Availability of Proxy Materials (“Proxy Materials Notice”) containing instructions on how to access our Proxy Statement and 2016 Form 10-K and how to submit a proxy online. If you receive a Proxy Materials Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request it. Instead, the Proxy Materials Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and 2016 Form 10-K. The Proxy Materials Notice also instructs you on how you may submit your proxy over the Internet. If you received a Proxy Materials Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Proxy Materials Notice.
Agenda Items.  The agenda for the Annual Meeting is to consider and vote upon the following matters:

•	the election of 11 directors for a one-year term;

•	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accountants for fiscal year 2017;

•	a non-binding, advisory vote regarding the compensation of our named executive officers;

•	a stockholder proposal regarding proxy access, if properly presented; and

•	such other business as may properly come before the Annual Meeting.
Who can Vote.  You can vote at the Annual Meeting if you are, on the Record Date, a holder of record of our common stock, par value of $0.01 per share (“Common Stock”). The record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 27, 2017 (“Record Date”). Holders of Common Stock will have one vote for each share of Common Stock owned of record as of the Record Date. As of the close of business on the Record Date, there were 361,355,043 shares of Common Stock outstanding.
A complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder of record at our offices at 1220 Augusta Drive, Suite 600, Houston, Texas 77057 for a period of 10 days prior to the Annual Meeting. The list will also be available for examination by any stockholder of record present at the Annual Meeting.
How to Vote.  You may submit your proxy for your shares in any of the following ways:

•	if you receive a printed proxy card, mark, sign, date and return the proxy card (see instructions on the Proxy Materials Notice on how to request a printed proxy card);

•	call the toll-free telephone number shown at the website address listed on your Proxy Materials Notice or on your proxy card; or

•	visit the website shown on your Proxy Materials Notice or the proxy card to submit a proxy via the Internet.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Alternatively, you may vote in person at the Annual Meeting (if you are a beneficial owner whose shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the stockholder of record (that is, your bank, broker or nominee) to be able to vote at the Annual Meeting).
Have your Proxy Materials Notice or proxy card in front of you when submitting a proxy by telephone or the Internet; it contains important information that is required to access the system.
Use of Proxies.   All proxies that have been properly submitted – whether by Internet, telephone or mail – and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. The Board recommends the following vote for each of the proposals to be considered and voted upon at the Annual Meeting:

•	FOR the election of each of the director nominees named in this Proxy Statement (Proposal 1);

•	FOR the ratification of the appointment of PwC as our independent registered public accountants for fiscal year 2017 (Proposal 2);

•	FOR the non-binding, advisory vote regarding the compensation of our named executive officers (Proposal 3); and

•	AGAINST the stockholder proposal regarding proxy access (Proposal 4).

If any other matters are properly presented at the Annual Meeting for consideration and if you have submitted a proxy for your shares by Internet, telephone or mail, the persons named as proxies in the proxy card will have the discretion to vote on those matters for you. At the date we filed this Proxy Statement with the SEC, we do not know of any other matters to be raised at the Annual Meeting.
Revoking a Proxy.  You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	delivering a timely written notice of revocation to our Corporate Secretary, Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, Texas 77057;

•	submitting a timely, later-dated proxy by Internet, telephone or mail (see instructions on your Proxy Materials Notice or proxy card); or

•
attending the Annual Meeting and voting in person (see “—How to Vote” above and “—Annual Meeting Admission” below in this “I. Information About Voting” regarding voting at the meeting if your shares are held in the name of a bank, broker or other nominee). Attendance at the meeting alone will not constitute a revocation of a proxy.

The Quorum Requirement.  A quorum of stockholders is needed to hold a valid Annual Meeting. A quorum will exist to hold a valid Annual Meeting if the holders of at least a majority in voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting attend the Annual Meeting in person or are represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.
Vote Required for Action.  Each director shall be elected (Proposal 1) by a majority of the votes cast by the holders of shares of Common Stock entitled to vote and present in person or represented by proxy (a majority of the votes cast means that, to be elected, the number of votes cast “for” a nominee must exceed the number of votes cast “against” the nominee). The affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter is required to approve each of (1) the ratification of PwC as our independent registered public accountants for fiscal year 2017 (Proposal 2), (2) the non-binding, advisory resolution regarding the compensation of our named executive officers (Proposal 3) and (3) the stockholder proposal regarding proxy access (Proposal 4).
Generally, all other actions which may come before the Annual Meeting require the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters.
With respect to all proposals other than the election of directors (Proposal 1), abstentions have the same effect as votes against, and broker non-votes have no effect. With respect to the election of directors, abstentions and broker non-votes are not counted as a vote cast “for” or “against” a nominee.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Annual Meeting Admission. You may attend the meeting if you are (1) a stockholder of record, (2) a legal proxy for a stockholder of record, or (3) a beneficial owner with evidence of ownership as of the Record Date (such as a letter from the bank, broker or other nominee through which you hold your shares confirming your ownership or a bank or brokerage firm account statement). If you are a stockholder of record who plans to attend the Annual Meeting, please mark the appropriate box on your proxy card (or note your intention to attend when prompted via Internet or telephone proxy submission). For all attendees, a valid picture identification must be presented in order to attend the meeting.

As noted above in “—How to Vote” of this section “I. Information About Voting,” if you are a beneficial owner and wish to vote at the Annual Meeting, you must obtain a legal proxy, executed in your favor, from the bank, broker or other nominee through which you hold your shares and present it at the Annual Meeting. To request a legal proxy please follow the instructions at the website listed on the Proxy Materials Notice.
If you are a beneficial owner and plan to attend the meeting in person, please send written notification in advance of the Annual Meeting to our Corporate Secretary at Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, Texas 77057, and enclose a copy of (1) evidence of your ownership as of the Record Date or (2) a legal proxy, executed in your favor, from the institution through which you hold your shares.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

II.    PROPOSALS
1.  Election of Directors
Pursuant to our Restated Certificate of Incorporation (“Charter”), all directors of the Board (other than any director who may be elected by the holders of any series of preferred stock) hold office for a term expiring at the first succeeding annual meeting of stockholders after their election, with each such director holding office until his or her successor shall have been duly elected and qualified (“Annual Term”).
The Board is currently comprised of 12 directors. Dale N. Hatfield will retire from the Board effective upon the expiration of his current term as a director at the Annual Meeting. Immediately following the Annual Meeting, if all 11 director nominees are elected, the Board will consist of 11 directors.
The nominees for director at the Annual Meeting are: P. Robert Bartolo, Jay A. Brown, Cindy Christy, Ari Q. Fitzgerald, Robert E. Garrison II, Lee W. Hogan, Edward C. Hutcheson, Jr., J. Landis Martin, Robert F. McKenzie, Anthony J. Melone and W. Benjamin Moreland. Each of these nominees is currently a member of the Board. If elected at the Annual Meeting, each of the nominees shall hold office as a director for an Annual Term.
In accordance with our Amended and Restated By-laws (“By-Laws”), each incumbent director nominee has tendered an irrevocable resignation that will be effective upon (1) failure to receive the required vote for election at the Annual Meeting and (2) the Board’s subsequent acceptance of such resignation. If an incumbent director nominee fails to receive the required vote for re-election, the Nominating & Corporate Governance Committee (“NCG Committee”) and the Board should act to determine whether to accept or reject the resignation, or whether other action should be taken.
Each nominee has consented to be nominated and has expressed his or her intention to serve if elected. The Board expects that each of the nominees for director will be able and willing to serve as a director. If any nominee is not available, the proxies may be voted for another person nominated by the current Board, or the size of the Board may be reduced. Information about the nominees and the Board is contained in the next section of this Proxy Statement (see “III. Board of Directors”).
The Board recommends a vote FOR the election of each of the 11 nominees named herein as directors.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

2.  Ratification of Appointment of Independent Registered Public Accountants
The Audit Committee of the Board (“Audit Committee”) has appointed PwC to continue to serve as our independent registered public accountants for fiscal year 2017. In the event the stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Approval of the resolution will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of PwC for fiscal year 2017.
We were billed for professional services provided with respect to fiscal years 2016 and 2015 by PwC in the amounts set forth in the following table.

Services Provided	2016	2015
Audit Fees (a)	$2,169,238	$2,320,298
Audit-Related Fees (b)	—	883,846
Tax Fees (c)	127,057	229,713
All Other Fees (d)	—	—
Total	$2,296,295	$3,433,857

(a)
Represents the aggregate fees billed for professional services rendered by PwC for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, services related to the audit of internal control over financial reporting, and other services normally provided by our independent auditor in connection with statutory and regulatory filings or engagements.

(b)
Represents the aggregate fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of our financial statements not reported as “Audit Fees.” Audit-related fees for 2015 were for services in connection with audits of employee benefit plans and fees for assistance with financial due diligence.

(c)	Represents the aggregate fees billed for professional services rendered by PwC for tax compliance, tax advice and tax planning.

(d)	Represents the aggregate fees billed for products and service provided by PwC other than those reported as audit, audit-related or tax fees above.
We expect a representative of PwC to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.
The Board recommends a vote FOR ratification of the appointment of PwC as our independent registered public accountants for fiscal year 2017.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

3. Non-binding, Advisory Vote on the Compensation of Our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (“Dodd-Frank Act”), requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:
RESOLVED, that the stockholders of Crown Castle International Corp. (“Company”) approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.
As described in “VII. Executive Compensation—Compensation Discussion and Analysis” of this Proxy Statement, we seek to align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are generally designed to reward our named executive officers for performance against pre-established financial and operating goals and total stockholder return relative to a peer group of companies, with a focus on variable, at risk incentive-based compensation that supports our “pay-for-performance” compensation philosophy. We believe that our executive compensation program is designed to attract, retain and motivate high-performing executives to lead our Company.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote on this proposal is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee of the Board (“Compensation Committee”). Nevertheless, the Board and the Compensation Committee value the opinions of our stockholders, and intend to consider any stockholder concerns evidenced by this vote and evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

4. Stockholder Proposal Regarding Proxy Access

The Comptroller of the City of New York has advised the Company that it intends to present the following resolution at the Annual Meeting. In accordance with the applicable proxy statement regulations, the proposed resolution and supporting statement, for which the Board and the Company accept no responsibility, are set forth below. The Company will provide the address of the proponent of the stockholder proposal below and the number of shares of the Company’s voting securities the proponent holds upon oral or written request for such information. Requests may be sent to the Corporate Secretary, 1220 Augusta Drive, Suite 600, Houston, Texas 77057 or submitted by calling 713-570-3000.
The Stockholder Proposal
RESOLVED: Shareholders of Crown Castle International Corp. (the “Company”) ask the board of directors (the “Board”) to take the steps necessary to adopt a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.
The number of shareholder-nominated candidates appearing in proxy materials shall not exceed the larger of two or one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b)
give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)
certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of each nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.
Stockholder’s Supporting Statement
We believe proxy access will make directors more accountable and enhance shareholder value. A 2014 study by the CFA Institute concluded that proxy access could raise overall US market capitalization by up to $140.3 billion if adopted market-wide, “with little cost or disruption.” (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)
The proposed terms are similar to those in vacated SEC Rule 14a-11(https://www.sec.gov/rules/final/2010/33-9136.pdf). The SEC, following extensive analysis and input from market participants, determined that those terms struck the proper balance of providing shareholders with viable proxy access while containing appropriate safeguards.
The proposed terms enjoy strong investor support and company acceptance. Between January 2015 and October 2016, 95 similar shareholder proposals received majority votes and at least 270 companies of various sizes across industries enacted bylaws with similar terms.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

We urge shareholders to vote FOR this proposal.
Board of Directors Statement on Proposal 4
The Board recommends a vote AGAINST this proposal.
The Board has carefully considered the proposal and determined that it is not in the best interests of the Company and its stockholders. The Company regularly monitors and responds to corporate governance developments, including evolving issues such as proxy access. While the Board recognizes that proxy access is a topic of growing interest to investors and continues to evaluate it, the Board believes that this proposal fails to include safeguards that should be incorporated into proxy access, and also fails to recognize that the Company’s existing governance structure already provides stockholders with meaningful input and opportunity regarding the nomination and election of directors and corporate strategies as a whole.
The Board believes that the appropriate process for implementing new proxy access rights as a permanent feature of the Company’s corporate governance should be a deliberate and measured one, involving careful consideration in consultation with stockholders as to whether proxy access is right for our Company and a review of marketplace developments. The Board is committed to engaging with stockholders in this process to determine if proxy access should be implemented and, if so, how best to implement it at the Company.
Adoption of the proposal’s specific proxy access framework may have significant adverse consequences.
This proposal would allow an unlimited group of stockholders that together own 3% of our outstanding shares continuously for a period of three years to nominate the greater of two directors or 25% of the Board.
The Board recognizes that a 3% ownership threshold has become the consensus standard for an appropriate proxy access threshold. The Board believes, however, that this proposal’s lack of an aggregation limit would allow stockholders with very low ownership stakes in the Company to use the proxy access process to advance narrowly-focused special interests that fail to represent the overall and best interests of the Company and its stockholders. Stockholders and stockholder groups invoking the proposed proxy access framework would have no fiduciary obligations to other stockholders and may cause the Company considerable expense and distraction, while only serving such stockholders’ own short-term special interests. In contrast, the independent members of the NCG Committee owe fiduciary duties to all of our stockholders when recommending director candidates and carefully consider candidate independence and qualifications based on the Company’s Corporate Governance Guidelines to ensure optimal Board composition. The NCG Committee is always open to and appreciates recommendations from stockholders for high quality director nominees. Stockholders may recommend potential candidates for consideration by sending a written request to our Corporate Secretary and following the procedures set forth below in “IX. Other Matters—Stockholder Recommendation of Director Candidates”.
In addition, the Board believes that allowing the greater of two directors or 25% of the Board to be elected through proxy access every year may be highly disruptive and could adversely affect the continuity and effectiveness of the Board’s operations. The concept of proxy access is meant to provide a company’s significant long-term stockholders a greater voice in its direction and management, reflected in representation on the Board. However, the proposed number and percentage of proxy access candidates, coupled with our annual elections, has the potential to thrust the Company into perpetual proxy contests, potentially causing dissension among Board members and delay in Board action. The Board and management may be required to divert their time and attention to frequent contested elections instead of the operation of the Company, which could lead to adverse effects on the Company’s financial and operational performance.
The proposal’s specific proxy access framework has the potential to provide undue influence for special interest groups and disrupt Board continuity and effectiveness. The prospect of routinely standing for a contested election could deter highly qualified director candidates from serving. The Board believes the absence of a specified cap on aggregation and the high permissible number or percentage of proxy access candidates contemplated by this proposal do not adequately protect the Company and its stockholders from these significant risks of disruption and expense.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

However, the Board will continue to consider the appropriateness of proxy access in light of ongoing stockholder concerns and developing market practices.
We are committed to active stockholder engagement. Stockholders may already communicate with the Board to express dissatisfaction with any matter and have meaningful rights in the nomination of director candidates.
The Board believes that accountability to stockholders is a mark of good governance and critical to the Company’s success. To that end, management regularly engages with stockholders to ensure the Board is addressing their concerns and to seek input and to provide perspective on Company policies and practices.
The Board provides a process for stockholders to communicate directly with the Board, non-management directors or an individual Director by writing to the Company’s Corporate Secretary. See below at “IX. Other Matters—Stockholder Communications”.
In addition, Company stockholders have several ways to bring potential director candidates to the attention of our NCG Committee, including the following:

•
Our bylaws allow stockholders to directly nominate candidates for election to our Board if advance notice provisions are satisfied (see below at “IX. Other Matters—Stockholder Nominations and Proposals for 2018 Annual Meeting”); and

•	The NCG Committee carefully considers any potential director candidates recommended by stockholders.

We are committed to strong corporate governance practices that ensure Board accountability and stockholder input.
The proposal does not recognize the Company’s actions to develop a strong corporate governance profile. The Board regularly assesses and refines the Company’s governance policies to address evolving best practices and to respond to stockholder feedback. The Company has adopted the following governance policies that illustrate the Company’s commitment to Board accountability and responsiveness to stockholders:

•	Annual, non-staggered director elections, as a result of a management proposal to declassify the Board;

•	Ten out of twelve directors are non-employees;

•	Ten out of twelve directors are independent, including an independent Chairman;

•	Audit, Compensation, Strategy and NCG Committees are compromised solely of independent directors, and each with independent chairs;

•	Regular Board meetings in executive session with only independent directors present;

•	Regular Board and Committee performance evaluations;

•	Publicly available guidelines used by the NCG Committee to evaluate director candidate qualifications and their independence;

•	Majority vote to elect directors in uncontested elections;

•	No poison pill;

•	Executive compensation driven by pay-for-performance;

•	Long-standing active stockholder engagement;

•	Established mechanism for stockholders to directly communicate with the Board; and

•	Process for stockholders to nominate director candidates at annual meetings, subject to notice requirements set forth in the bylaws.

The proposal does not recognize the Company’s existing corporate governance structure and other policies that reflect a significant and continuing commitment to strong governance practices and a willingness to be accountable to stockholders.
The Board believes the best course of action for the Company at this time is to continue discussion with stockholders and review developing market practices in order to ensure that any significant change to the current

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

governance framework involving proxy access is appropriately tailored and in the best interests of CCIC and all stockholders.
The Board recommends a vote AGAINST the adoption of the proxy access proposal.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

III.    BOARD OF DIRECTORS
Nominees for Director—For a Term Expiring in 2018

Nominee	Overview of Experience
P. Robert Bartolo Principal Occupation: Individual Investor Age: 45 Director Since: 2014
Mr. Bartolo was appointed to the Board as a director in February 2014. Mr. Bartolo served as a portfolio manager in the U.S. Equity Division of T. Rowe Price from March 2005 to January 2014. During such time, Mr. Bartolo also served as Vice President of T. Rowe Price Group, Inc. From October 2007 to January 2014, Mr. Bartolo served as Executive Vice President ("EVP") of the U.S. Growth Stock Fund and chairman of that fund’s Investment Advisory Committee. Mr. Bartolo also analyzed and recommended companies in the telecommunications and related industries for T. Rowe Price from August 2002 to March 2007 and co-managed the Media and Telecom Fund from March 2005 to March 2007. Mr. Bartolo has earned the Chartered Financial Analyst designation.

Skills Mr. Bartolo brings to our Board include financial and investment expertise and experience, business analysis acumen, advanced financial literacy, and an understanding of our business and the wireless tower industry, including as a result of extensive experience investing in and analyzing companies in the telecommunications and related industries.

Jay A. Brown Principal Occupation: President and Chief Executive Officer ("CEO") of Crown Castle International Corp. Age: 44 Director Since: 2016
Mr. Brown was appointed our President and CEO effective June 2016. Prior to his appointment as President and CEO, he served as our Senior Vice President ("SVP"), Chief Financial Officer ("CFO") and Treasurer since July 2008. Mr. Brown was appointed our Treasurer in May 2004 and served as Vice President of Finance from August 2001 until his appointment as our CFO. Prior to that time and since joining the Company in August of 1999, Mr. Brown served in a number of positions in corporate development and corporate finance. Mr. Brown serves on the advisory board of governors of NAREIT—the National Association of Real Estate Investment Trusts.

Skills Mr. Brown brings to our Board include executive experience (including as our CFO), extensive knowledge and understanding of our business and the wireless tower industry, financial and transactional acumen, and strategic insight.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Cindy Christy Principal Occupation: President and Chief Operating Officer (“COO”) of Asurion Corporation (“Asurion”) Age: 51 Director Since: 2007
Ms. Christy was appointed to the Board as a director in August 2007. Ms. Christy is currently President and COO of Asurion, having joined Asurion in January 2009 as President-Americas. Ms. Christy served as President, Americas Region for Alcatel-Lucent from January 2008 to September 2008. She also served as President of the North America Region of Alcatel-Lucent from December 2006 to December 2007. Prior to that time and since August 1988, Ms. Christy served in various positions with Lucent Technologies Inc., including President of the Network Solutions Group, President of the Mobility Solutions Group and COO of the Mobility Solutions Group. Ms. Christy serves on the board of directors of The Dun & Bradstreet Corporation, a publicly held company.

Skills Ms. Christy brings to our Board include extensive and advanced know-how and understanding of telecommunications technologies and related emerging technological trends, relevant executive experience (including with a leading telecommunications infrastructure provider), industry strategic insights, and extensive knowledge of our customers, including such customers’ anticipated priorities, goals and objectives.

Ari Q. Fitzgerald Principal Occupation: Partner with Hogan Lovells US LLP Age: 54 Director Since: 2002
Mr. Fitzgerald was appointed to the Board as a director in August 2002. Mr. Fitzgerald is currently a partner in the Washington, D.C. office of Hogan Lovells US LLP (“Hogan Lovells”), and is a member of that firm’s Communications Group where he concentrates on wireless, international and Internet-related issues. Prior to joining Hogan Lovells, Mr. Fitzgerald was an attorney with the Federal Communications Commission (“FCC”) from 1997 to 2001. While at the FCC he served for nearly three years as legal advisor to FCC Chairman William Kennard and later as Deputy Chief of the FCC’s International Bureau. Prior to joining the FCC, Mr. Fitzgerald was an attorney in the Office of Legal Counsel of the U.S. Department of Justice. He also served as legal counsel to former U.S. Senator Bill Bradley. Prior to working for the U.S. Department of Justice, Mr. Fitzgerald worked as an attorney for the law firm of Sullivan & Cromwell LLP.

Skills Mr. Fitzgerald brings to our Board include extensive regulatory knowledge and experience (particularly with respect to the FCC, National Telecommunications and Information Administration (“NTIA”), the U.S. Congress, U.S. Department of Justice and other federal agencies that address communications policy issues), legal expertise, an understanding of and insight into government affairs and activities, and an understanding of our business and the wireless industry.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Robert E. Garrison II Principal Occupation: Individual Investor Age: 75 Director Since: 2005
Mr. Garrison was elected to the Board as a director in 2005. Mr. Garrison served as Chairman of the Executive Committee of Sanders Morris Harris Group (“SMHG”), a publicly owned financial services company, from May 2009 until February 2012. Mr. Garrison served as President and CEO of SMHG from January 1999 until May 2002 and as President until May 2009. Mr. Garrison is a director of Prosperity Bank; Somerset House Publishing; NuPhysicia LLC; and JTS Capital Corp. He also serves on the board of directors of the Memorial Hermann Hospital System. Mr. Garrison has had prior service as a director of FirstCity Financial Corporation and SMHG, each a publicly traded company. Mr. Garrison has over 40 years’ experience in the securities industry and is a Chartered Financial Analyst.

Skills Mr. Garrison brings to our Board include extensive financial and investment expertise and experience, executive experience (including as a CEO of a public company), business analysis acumen, advanced financial literacy, an understanding of our business and the wireless tower industry, entrepreneurial experience, and public company corporate governance knowledge.

Lee W. Hogan Principal Occupation: Individual Investor Age: 72 Director Since: 2001
Mr. Hogan was appointed to the Board as a director in March 2001. Mr. Hogan served as President and CEO of SFM Limited from March 2001 to December 2001. Mr. Hogan served as an officer and director of Reliant Energy Inc. (“Reliant”), a public diversified international energy services and energy delivery company, from 1990 to 2000. During his tenure at Reliant, Mr. Hogan served as Vice Chairman and as one of four members of The Office of the CEO, the principal management policy instrument of Reliant. In addition, he served on the finance committee of Reliant’s board of directors. Previously, Mr. Hogan served as CEO of Reliant’s Retail Energy Group, president and CEO of Reliant’s International Business Group (directing energy operations in Asia, Europe and Latin America), and in a variety of capacities for Reliant’s Houston Lighting & Power subsidiary. Mr. Hogan was the founding president of The Greater Houston Partnership, a business advocacy organization, where he served from 1987 to 1990.

Skills Mr. Hogan brings to our Board include extensive executive experience (including as a CEO), financial and transactional acumen, investment expertise, strategic insight, an understanding of our business and the wireless tower industry, and public company corporate governance knowledge.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Edward C. Hutcheson, Jr. Principal Occupation: Private Equity Investments/Consulting Age: 71 Director Since: 1999 (with prior service as a director from 1995 to 1999)
Mr. Hutcheson has served on the Board as a director from January 1995 until February 1999 and from July 1999 until the present. Mr. Hutcheson was a co-founder of ours in 1994 and served as our CEO or Chairman from inception until March 1997. Since February 2000, Mr. Hutcheson has been involved in private investment and consulting activities. He currently serves as a Managing Director of the private equity firm Platte River Equity, LLC. From March 1997 until February 2000, he served in several capacities, including COO, with Pinnacle Global Group, a publicly owned financial services company which merged to form Sanders Morris Harris Group. From 1987 through 1993, he served in senior management roles with Baroid Corporation, a publicly owned petroleum services company. He served as President, COO and a director of the Baroid holding company from 1990 through 1993. Mr. Hutcheson is also a member of the Board of Trustees of Northwestern University.

Skills Mr. Hutcheson brings to our Board include relevant executive experience (including as a CEO), financial and transactional acumen, investment expertise, an understanding of our business and the wireless tower industry, and public company corporate governance knowledge.

J. Landis Martin Principal Occupation: Founder and Managing Director, Platte River Equity, LLC (private equity firm) Age: 71 Director Since: 1999 (with prior service as a director from 1995 to 1998)
Mr. Martin has been a director on our Board from 1995 through November 1998 and from November 1999 to the present. Mr. Martin has served as Chairman of our Board since May 2002. Mr. Martin is Chairman of the private equity firm Platte River Equity, LLC and has been a Managing Director since its founding in November 2005. Mr. Martin retired as Chairman and CEO of Titanium Metals Corporation, a publicly held integrated producer of titanium metals, where he served from January 1994 until November 2005. Mr. Martin served as President and CEO of NL Industries, Inc., a publicly held chemical manufacturer, from 1987 to 2003 and as a director from 1986 to 2003. Mr. Martin is also lead director of Halliburton Company, Apartment Investment Management Company and Intrepid Potash, Inc., each a publicly held company.

Skills Mr. Martin brings to our Board include extensive executive experience (including as a CEO of public companies), financial and transactional acumen, investment expertise, strategic insight, an understanding of our business and the wireless tower industry, and public company corporate governance knowledge.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Robert F. McKenzie Principal Occupation: Individual Investor Age: 73 Director Since: 1995
Mr. McKenzie was elected to the Board as a director in 1995. Since 1995, Mr. McKenzie has helped establish and develop telecommunications and technology companies as an independent investor and director, including Vector ESP, Inc., an information technology services company implementing server-based computing applications; CO Space Inc., a computer server co-location facilities company; Velocom, Inc., a provider of wireless telephone and Internet services in Brazil; and Cordillera Communications Corporation, a mobile communications provider in the U.S., Peru, Ecuador and Chile. From 1990 to 1994, Mr. McKenzie was a founder, director and President/COO of OneComm, Inc., a mobile communications provider, which was sold to Nextel Communications (now part of Sprint Corporation) (“Nextel”) in 1994. From 1980 to 1990, he held general management positions with Northern Telecom, Inc. and was responsible for the marketing and support of its Meridian Telephone Systems and Distributed Communications networks to businesses in the Western United States.
Skills Mr. McKenzie brings to our Board include relevant executive experience (including as President/COO of a mobile communications provider), extensive telecommunications technology knowledge, an understanding of our carrier customers and their needs, entrepreneurial and venture development experience, an understanding of our business and the wireless tower industry, and public company corporate governance.

Anthony J. Melone Principal Occupation: Former EVP and Chief Technology Officer ("CTO") of Verizon Communications Age: 56 Director Since: 2015
Mr. Melone was appointed to the Board as a director on May 29, 2015. Mr. Melone has over 32 years of experience in the telecommunications industry, including having served as EVP and CTO for Verizon Communications from December 2010 to April 2015. In addition, Mr. Melone served in a variety of positions with Verizon Wireless from 2000 to December 2010, including as SVP and CTO from 2007 to December 2010 (Verizon Wireless accounted for approximately 22% of our 2016 consolidated revenues). Mr. Melone serves on the board of directors of ADTRAN, Inc., a publicly held company.
Skills Mr. Melone brings to our Board include extensive and advanced know-how and understanding of telecommunications technologies and emerging related technological trends, relevant executive experience (including with a leading telecommunications company), industry strategic insight, an understanding of our business and the wireless industry, and extensive knowledge of our customers, including such customers’ anticipated priorities, goals and objectives.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

W. Benjamin Moreland Principal Occupation: Executive Vice Chairman ("EVC") of Crown Castle International Corp. Age: 53 Director Since: 2006
Mr. Moreland was appointed to the Board as a director in August 2006 and was appointed our EVC effective June 2016. Prior to his appointment as EVC, he served as our President and CEO from July 2008 and as our EVP and CFO from February 2004 to June 2008, having been appointed CFO and Treasurer in April 2000. Prior to being appointed CFO, he had served as our SVP and Treasurer, including with respect to our domestic subsidiaries, since October 1999. Mr. Moreland serves on the board of directors of Calpine Corp., a publicly held independent power producer, Monogram Residential Trust, a publicly held REIT, and Houston Methodist Hospital.
Skills Mr. Moreland brings to our Board include varied executive experience (including as our CFO, President and CEO), extensive knowledge and understanding of our business and the wireless infrastructure industry, financial and transactional acumen, and strategic insight.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

IV.    INFORMATION ABOUT THE BOARD OF DIRECTORS

Board Leadership Structure
Since our initial public offering in 1998, the roles of Chairman of our Board and CEO have been served by two different persons at all times. Notwithstanding the foregoing, our Corporate Governance Guidelines provide that the Board does not maintain a firm policy with respect to the separation of the offices of Chairman and CEO. The Board believes that it is in the best interests of our stockholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Chairman or CEO based on the relevant facts and circumstances applicable at such time.
Meetings
During 2016, the Board held six meetings (four regularly scheduled and two special). Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period which he or she was a director and (2) the total number of meetings of all Board committees (“Committees”) on which he or she served during the period which he or she was a director.
Our Corporate Governance Guidelines provide that, while the Board understands that scheduling conflicts may arise resulting in absences, the Board strongly encourages each director to attend our annual meeting of stockholders. All 12 of the directors serving on the Board at the time of our 2016 annual meeting of stockholders (“2016 Annual Meeting”) attended the 2016 Annual Meeting.
The non-management members of the Board generally meet in executive session at each regularly scheduled meeting of the Board (typically four times per year). In addition, the Board meets at least once a year in executive session with only independent directors present. Our Corporate Governance Guidelines provide that if the Chairman of the Board is a non-management director, the Chairman of the Board shall preside at such executive sessions, and if the Chairman of the Board is a member of management, the non-management directors may elect a chairman to preside at such executive sessions.
Board Oversight of Risk
Management is responsible for assessing and managing our various exposures to risk on a day-to-day basis. Our Internal Audit department serves as the primary monitoring and testing function for company-wide policies and procedures, including policies and procedures regarding our risk management strategy. Such strategy includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. The Board is responsible for overseeing and assessing our risk management strategy. The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s four standing Committees, each of which examines various components of risk in connection with its responsibilities. Our Vice President—Internal Audit position reports to the Audit Committee, and provides periodic updates (generally quarterly) to the Audit Committee with respect to the Internal Audit department’s activities, including with respect to risk management matters and the audit agenda. In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters. The Board’s role in risk oversight is consistent with the Board’s current leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board and its Committees providing oversight in connection with those efforts.
Board Committees
The Board has four standing Committees: Audit Committee, Compensation Committee, NCG Committee and Strategy Committee. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NCG Committee can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp, and such information is also available in print to any stockholder who requests it through our Corporate Secretary. A summary of each standing Committee’s function is set forth below.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

•	Audit Committee
Members:  Mr. Bartolo (Chair), Mr. Garrison, Mr. Hogan and Mr. McKenzie—all independent directors, as defined under New York Stock Exchange (“NYSE”) listing standards and SEC rules.
Number of Meetings in 2016: 10
Functions and Authority:  The functions and authority of the Audit Committee include:

•	provide oversight of:

•	our financial statements and accounting practices;

•	the quality and integrity of the financial statements and other financial information we provide to any governmental body or the public;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accountants (“Auditors”);

•	the performance of our internal audit function and the Auditors; and

•	our systems of internal controls;

•	select and appoint the Auditors; and

•	review and approve audit and non-audit services to be performed by the Auditors.
Audit Committee Financial Expert:  The Board has determined that each of the current members of the Audit Committee meets the requirements of an audit committee financial expert pursuant to applicable SEC rules and is financially literate. For information regarding each Audit Committee member's business experience, see “III. Board of Directors.”
For additional information regarding the Audit Committee, see “VIII. Audit Committee Matters.”

•	Compensation Committee
Members:  Ms. Christy (Chair), Mr. Bartolo, Mr. Fitzgerald, Mr. Garrison and Mr. Hogan—all independent directors, as defined under NYSE listing standards and SEC rules.
Number of Meetings in 2016: 7
Functions and Authority:  The functions and authority of the Compensation Committee include:

•	assist the Board with its responsibilities relating to compensation of our executives;

•	develop an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;

•	design, recommend, administer and evaluate our executive compensation plans, policies and programs;

•	administer our incentive compensation and equity-based compensation plans;

•	review, determine and recommend to the Board (or the independent directors, as applicable) the compensation of the CEO and certain other senior officers;

•	review whether our compensation plans, policies and programs are competitive and consistent with our long-term strategy, corporate values and accepted legal practices; and

•	retain, terminate and approve the fees of any compensation consultants to assist the Compensation Committee with its duties.
Executive Compensation Process and Procedures:  Over the course of several meetings throughout the year, the Compensation Committee annually reviews executive compensation, including base salary, short-term incentive compensation, long-term incentive compensation and other benefits. In performing its duties, the Compensation Committee obtains input, as it deems necessary, from an independent compensation consultant (“Compensation Consultant”) engaged directly by the Compensation Committee (while the Compensation Consultant is engaged by the Compensation Committee, it works with management, including members of our human resources

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

department and our CEO, in developing compensation studies as directed by the Compensation Committee). For 2016, as in prior years, Pay Governance served as the Compensation Consultant; in the second half of 2016, the Compensation Committee performed an evaluation of the Compensation Consultant function and, following such evaluation and after conducting an independence assessment, selected Meridian Compensation Partners to act as the Compensation Consultant commencing November 2016. In addition, in the case of compensation decisions relating to executives other than the CEO, the Compensation Committee seeks and obtains input from the CEO. The Compensation Committee regularly holds executive sessions at its meetings during which management, including the CEO, is not in attendance. Additional information regarding the Compensation Committee’s processes and procedures for consideration and determination of executive compensation is provided below at “VII. Executive Compensation—Compensation Discussion and Analysis.”

•	Nominating & Corporate Governance Committee
Members:  Mr. Fitzgerald (Chair), Ms. Christy, Mr. Hatfield, Mr. Martin and Mr. Melone—all independent directors, as defined under NYSE listing standards.
Number of Meetings in 2016: 4
Functions and Authority:  The functions and authority of the NCG Committee include:

•	assist the Board by identifying individuals qualified to become Board members and recommend director nominees for election by the stockholders or for appointment to fill vacancies;

•	recommend to the Board director nominees for each Committee of the Board;

•	review and determine the compensation of the directors of the Board;

•	advise the Board about appropriate composition of the Board and its Committees;

•	advise the Board about and recommend to the Board appropriate corporate governance practices and assist the Board in implementing those practices; and

•	oversee the periodic (e.g., annual) evaluation of the Board and its Committees.
Board Compensation Process and Procedures:  The NCG Committee reviews the compensation arrangement for the non-employee directors of the Board on a periodic basis. In the fourth quarter of each of 2015 and 2016, the NCG Committee, with the assistance of the Compensation Consultant, reviewed the Board’s non-employee director compensation arrangement. The NCG Committee reviewed a competitive market analysis prepared by the Compensation Consultant comparing the Board’s compensation arrangement to those of the companies comprising our Peer Group (as defined in “VII. Executive Compensation—Compensation Discussion and Analysis” below) and a sample of public general industry companies (derived from third-party proprietary compensation surveys). Based on the results of the competitive market analysis reviews, (1) in the fourth quarter of 2015, the NCG Committee determined and the Board ratified that the Annual Equity Grant (defined below) be increased to $155,000, with an additional $75,000 equity award amount ("Additional Chairman Equity Amount") for a non-employee Chairman of the Board (i.e., an aggregate $230,000 Annual Equity Grant for a non-employee Chairman of the Board), with the other components of non-employee director compensation left unchanged and (2) in the fourth quarter of 2016, the NCG Committee determined and the Board ratified that the Additional Chairman Equity Amount be increased to $100,000 (for an aggregate Annual Equity Grant of $255,000 for a non-employee Chairman of the Board) commencing with the 2017 grant, with the other components of non-employee director compensation left unchanged. The components of the Board compensation arrangement for non-employee directors for 2016 are described below at “—Board Compensation” in this “IV. Information About the Board of Directors.”
Common Stock Ownership and Retention Guidelines. The Board has adopted stock ownership and retention guidelines generally providing that each of our non-employee directors should seek to establish and maintain by the later of (1) March 25, 2018 or (2) the fifth anniversary of the date such director is appointed to the Board,1 beneficial ownership of a number of shares of Common Stock having a value sufficient to satisfy a stock ownership level of three times the Annual Equity Grant (defined below) for non-employee directors (currently
1 In addition, a non-employee director generally has until the fifth anniversary after the date of an increase in the Annual Equity Grant to meet the incremental increase to the stock ownership level as a result of such Annual Equity Grant increase.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

$155,000). Common Stock retention guidelines for non-employee directors are substantially similar to those applicable to our executives as described in “VII. Executive Compensation—Compensation Discussion and Analysis—Other Matters—Stock Ownership and Retention Guidelines” below.
Consideration of Director Nominees:  The NCG Committee has the authority to recommend nominees for election as directors to the Board. In considering candidates for the Board, the NCG Committee takes into account the entirety of each candidate’s credentials and, subject to the discussion below, currently does not maintain any specific minimum qualifications that must be met by an NCG Committee recommended nominee.
While the NCG Committee does not maintain a formal list of minimum qualifications, in making its evaluation and recommendation of candidates, the NCG Committee will generally consider, among other factors, whether prospective nominees are able to read and understand basic financial statements, have relevant business experience, have industry or other specialized expertise and have high moral character. In addition, the NCG Committee considers issues of diversity, including with respect to experience, expertise, viewpoints, skills, race, ethnicity and gender, in connection with the director selection process. The NCG Committee may attribute greater or lesser significance to different factors at particular times depending upon the needs of the Board, its composition, or the NCG Committee’s perception about future issues and needs.
The NCG Committee may consider candidates for the Board from any reasonable source, including from a third party search firm engaged by the NCG Committee or through stockholder recommendations (provided the procedures set forth below in “IX. Other Matters—Stockholder Recommendation of Director Candidates” are followed). The NCG Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder. However, in evaluating a candidate’s relevant experience, the NCG Committee may consider previous experience as a member of the Board.
The NCG Committee has considered the discussion of some commentators suggesting that lengthy Board tenure may not be desirable. The NCG Committee has structured the Board such that there are directors of varying tenures, with new directors and perspectives joining the Board every few years as circumstances warrant, while retaining the institutional memory of longer-tenured directors. The NCG Committee believes that longer-tenured directors, balanced with less-tenured directors, enhance the Board’s oversight capabilities and its collective business acumen.

•	Strategy Committee
Members:  Mr. Melone (Chair), Ms. Christy, Mr. Fitzgerald, Mr. Hatfield, Mr. Hogan, Mr. Hutcheson and Mr. McKenzie—all independent directors, as defined under NYSE listing standards.
Number of Meetings in 2016: 4
Functions and Authority:  The functions and authority of the Strategy Committee include:

•	support our executive management in developing and overseeing our strategic initiatives;

•	provide management with guidance and oversight on strategy development and execution; and

•	act as an advisor to the Board and management on strategy-related issues and direction.
Board Independence
The Board has affirmatively determined, that each member of the Board standing for election at the Annual Meeting and each other director nominee, except Mr. Brown (our President and CEO) and Mr. Moreland (our EVC), has no material relationship with us and is an independent director, as defined under NYSE listing standards.
To assist in its determination of director independence, the Board has adopted certain categorical standards, as set forth on Appendix A hereto. The Board determined the independence of the aforementioned directors and director nominees taking into account such standards.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee during fiscal 2016 or as of the date of this Proxy Statement is or has been one of our officers or employees. In addition, during 2016, none of our executive officers served on the compensation committee (or board, in the absence of a compensation committee) of any company that employed any member of our Compensation Committee or Board.
Certain Relationships and Related Transactions
Review of Transactions with Related Persons.  From time to time we may engage in transactions with companies whose officers, directors or principals are executive officers or directors of ours or are family members of directors or executive officers of ours. The Board is primarily responsible for reviewing such transactions. In the course of its review and approval or ratification of such a transaction, the Board considers various aspects of the transaction it deems appropriate, which may include:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	whether such transaction might affect the independent status of a director under NYSE independence standards;

•	the importance of the transaction to the related person and to us; and

•	whether the transaction could impair the judgment of a director or executive officer to act in the best interest of our Company.
Any member of the Board who is a related person with respect to a transaction under review does not participate in the vote relating to approval or ratification of the transaction.
We have various processes for identifying and reporting conflicts of interests, including related person transactions. Our Business Practices and Ethics Policy (“Ethics Policy”) provides that each employee is expected to avoid engaging in business or conduct, or entering into agreements or arrangements, which would give rise to actual, potential or the appearance of conflicts of interest; the Ethics Policy also provides procedures for reporting any actual or potential conflicts of interest. In addition, we annually distribute and review a questionnaire to each of our executive officers and directors requesting certain information regarding, among other things, certain transactions with us in which he, she or any family member has an interest.
Board Compensation
General.  The Board maintains a compensation arrangement for the non-employee directors of the Board. A director who is also an employee of ours receives no additional compensation for services as a director. For 2016, the Board compensation arrangement was comprised of the following types and levels of compensation:

•
Initial Equity Grant.  Each newly appointed non-employee director is permitted to receive a grant, pursuant to our 2013 Long-Term Incentive Plan (“2013 Plan”), of a number of unrestricted shares of Common Stock having a valuation equal to approximately $90,000, priced at the per share closing price of the Common Stock as of the effective date of the director’s appointment or election (“Initial Equity Grant”); provided, that if a director is appointed or elected on or about the date of an Annual Equity Grant (defined below), the director generally receives the Annual Equity Grant in lieu of an Initial Equity Grant. There were no Initial Equity Grants in 2016.

•
Annual Equity Grant.  At the Board’s first regularly scheduled meeting of each year, each non-employee director is typically granted shares of Common Stock (or a pro-rated amount for any director not expected to serve past that year's annual meeting of stockholders). For 2016, the valuation of the Common Stock grant was equal to approximately $155,000 ($230,000 in the case of the Chairman of the Board), based upon the per share closing price of the Common Stock as of the date of such Board meeting (“Annual Equity Grant”).

Pursuant to the foregoing, on February 18, 2016, each non-employee director of the Board, other than J. Landis Martin and John P. Kelly, was granted, pursuant to the 2013 Plan, 1,801 shares of Common Stock (based upon the closing price of the Common Stock of $86.02 per share on February 18, 2016). Mr. Kelly received a pro-rated grant of 689 shares of Common Stock as he was not expected to serve on the Board

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

beyond the 2016 Annual Meeting. Mr. Martin received a grant of 2,673 shares of Common Stock for service as non-employee Chairman of the Board (based upon the closing Common Stock price of $86.02 per share). As noted above, in the fourth quarter of 2016, the Board approved increasing the value of the Additional Chairman Equity Amount to $100,000 (bringing the aggregate Annual Equity Grant to the Chairman of the Board to $255,000) commencing with the 2017 grant.

•
Retainers.  Each non-employee director received an annual retainer of $75,000 for 2016 paid quarterly (“Board Retainer”). In addition, for 2016 (1) the chair of the Audit Committee received an additional $20,000 paid quarterly, the chair of the Compensation Committee received an additional $15,000 paid quarterly, and the chairs of the NCG Committee and Strategy Committee each received an additional $10,000 paid quarterly (collectively, “Committee Chair Retainer”) and (2) each member of the Audit Committee, other than the chair of the Audit Committee, received an additional $5,000 paid quarterly (“Audit Committee Member Retainer”).

•	Other Compensation. Each non-employee director is eligible to participate, at such director’s election, in our medical and dental plans.

•
Expense Reimbursement and Continuing Education.  In addition to the foregoing, non-employee directors are reimbursed for reasonable expenses (1) incidental to service on the Board and (2) related to continuing education activities regarding corporate governance, director roles and responsibilities and other matters relating to director duties.

Director Compensation Table for 2016
The following table sets forth the compensation earned by our non-employee directors in 2016:

	Fees Earned or Paid in Cash
	Board Retainer ($)(a)	Committee Chair Retainer ($)(b)	Audit Committee Member Retainer ($)(c)	Total Cash ($)(d)	Stock Awards($)(e)	All Other Compensation($)(f)	Total Director Compensation($)(g)
P. Robert Bartolo	75,000	10,000	2,500	87,500	154,922	17,982	260,404
Cindy Christy	75,000	12,500	—	87,500	154,922	—	242,422
Ari Q. Fitzgerald	75,000	5,000	—	80,000	154,922	—	234,922
Robert E. Garrison II	75,000	10,000	2,500	87,500	154,922	15,361	257,783
Dale N. Hatfield	75,000	5,000	—	80,000	154,922	—	234,922
Lee W. Hogan	75,000	7,500	5,000	87,500	154,922	—	242,422
Edward C. Hutcheson, Jr.	75,000	—	—	75,000	154,922	14,878	244,800
John P. Kelly	37,500	—	—	37,500	59,268	15,361	112,129
J. Landis Martin	75,000	—	—	75,000	229,931	—	304,931
Robert F. McKenzie	75,000	—	5,000	80,000	154,922	15,361	250,283
Anthony J. Melone	75,000	5,000	—	80,000	154,922	—	234,922

(a)	Represents the Board Retainer earned by the non-employee directors in 2016.

(b)	Represents the Committee Chair Retainer earned by each Committee chair in 2016.

(c)	Represents the Audit Committee Member Retainer earned by members of the Audit Committee, other than the chair of the Audit Committee, in 2016.

(d)	Equal to the sum of the Board Retainer, Committee Chair Retainer and Audit Committee Member Retainer earned by the non-employee directors in 2016.

(e)
Represents shares of unrestricted Common Stock granted to the non-employee directors in 2016. The amounts shown are approximately equal to the number of shares granted as the 2016 Annual Equity Grant (2,673 shares for Mr. Martin, 689 shares for Mr. Kelly and 1,801 shares for each other non-employee director) multiplied by $86.02, which was the closing price per share of Common Stock on February 18, 2016, the date such grants were approved by the Board.

(f)	Represents the portion of the medical and dental premiums paid by us for the non-employee directors in 2016. The director also pays a portion of the medical and dental premiums.

(g)	Equal to the sum of Total Cash, Stock Awards and All Other Compensation for the non-employee directors in 2016.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

V.    EXECUTIVE OFFICERS
Set forth below is certain information relating to our current executive officers. Biographical information with respect to Mr. Moreland and Mr. Brown is set forth above under “III. Board of Directors.”

Name	Age	Position
Jay A. Brown	44	President and Chief Executive Officer
W. Benjamin Moreland	53	Executive Vice Chairman
Daniel K. Schlanger	43	Senior Vice President and Chief Financial Officer
James D. Young	55	Senior Vice President and Chief Operating Officer
Kenneth J. Simon	56	Senior Vice President and General Counsel
Philip M. Kelley	44	Senior Vice President—Corporate Development and Strategy
Michael J. Kavanagh	48	Senior Vice President and Chief Commercial Officer
Daniel K. Schlanger was appointed our SVP and CFO, effective June 1, 2016, after joining the Company as SVP—Finance effective April 1, 2016. Mr. Schlanger previously served as SVP and CFO of Exterran GP LLC, the general partner of Exterran Partners, L.P., from June 2006 through March 2009 and as a director of Exterran GP LLC’s board of directors from October 2006 through November 2015. More recently, Mr. Schlanger served as SVP of Global Products at Exterran Corporation, an oil and gas products and services company, where he was responsible for global product strategy development and implementation. From 2009 to 2015, Mr. Schlanger also served as SVP in various capacities, including marketing and operations, with Exterran Holdings, Inc. and Exterran GP LLC. Prior to working with Exterran Partners, L.P. and Exterran Corporation, Mr. Schlanger was employed as an investment banker with Merrill Lynch & Co. where he focused on mergers and acquisitions and capital markets transactions in the energy sector.
James D. Young was appointed our SVP and COO in February 2009. Mr. Young served as our President—Tower Operations from October 2005 until February 2009. Prior to joining us and since 2000, Mr. Young was Region Vice President—Engineering & Operations at Nextel where he oversaw site development, radio frequency engineering and fixed network elements for Nextel’s network in the northeastern United States. From 1997 to 2000, Mr. Young was Vice President, Network/Operations—Florida with Nextel, during which time he oversaw site development, radio frequency and network support for Nextel’s network in Florida.
Kenneth J. Simon was appointed our General Counsel on January 1, 2016, after joining the Company as SVP—Legal on September 14, 2015.  Prior to joining us, Mr. Simon was the Managing Partner of the Houston office of Locke Lord LLP (“Locke Lord”), where he practiced corporate and tax law for 30 years.  At Locke Lord, Mr. Simon represented clients in connection with a variety of matters, including mergers and acquisitions, joint ventures, financings and tax planning.  Mr. Simon held several leadership positions while practicing with Locke Lord, including serving as the Administrative Partner, the Co-Financial Partner and a member of the Management Committee.
Philip M. Kelley was appointed our SVP—Corporate Development and Strategy effective September 2008. Prior to that time and since April 2004, Mr. Kelley served as Managing Director of Crown Castle Australia Pty Ltd (“CCAL”), our previously 77.6% owned subsidiary that operated our Australia tower portfolio (we sold our interest in CCAL in May 2015). Prior to that time and since joining us in April 1997, Mr. Kelley served in a number of positions in corporate development and corporate finance, including Vice President—International from 2001 until his appointment as Managing Director of CCAL.
Michael J. Kavanagh was appointed our SVP and Chief Commercial Officer ("CCO") effective January 1, 2017 (succeeding Patrick Slowey, our former SVP and CCO, who retired from such position January 1, 2017). Prior to that time and since 2010 Mr. Kavanagh served as our President—Small Cell Sales. Mr. Kavanagh was a co-founder of NewPath Networks (“NewPath”) and served as CEO of NewPath from 2004 until its acquisition by the Company in 2010. Prior to founding NewPath, Mr. Kavanagh was on the Executive Team at OpenCell Corporation, where he oversaw the deployment of their digital neutral host hardware platform. In 1995, he co-founded Metawave Communications (“Metawave”), a cellular infrastructure company focused on improving capacity and performance through the use of smart antennas. At Metawave, Mr. Kavanagh served in various executive roles in both sales and product management.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

VI.    SECURITY OWNERSHIP
Management Ownership
The table below shows the beneficial ownership as of March 27, 2017 of our Common Stock held by each of the directors, nominees for director, executive officers named in the Summary Compensation Table below (see “VII. Executive Compensation—Summary Compensation Table”) and all directors and executive officers as a group. This table also gives effect to any shares of Common Stock that may be acquired pursuant to options, warrants, rights or other convertible securities, including restricted stock units (“RSUs”), within 60 days after March 27, 2017, and includes shares held through 401(k) plan accounts.

	Shares Beneficially Owned
Executive Officers and Directors(a)	Number(b)		Percent(c)
P. Robert Bartolo	25,778		* %
Jay A. Brown	167,969	(d)	*
Cindy Christy	23,073		*
Ari Q. Fitzgerald	25,503	(e)	*
Robert E. Garrison II	26,100	(f)	*
Dale N. Hatfield	27,141	(g)	*
Lee W. Hogan	48,098		*
Edward C. Hutcheson, Jr.	57,736		*
J. Landis Martin	73,335		*
Robert F. McKenzie	30,553		*
Anthony J. Melone	7,117		*
W. Benjamin Moreland	575,606	(h)	*
Daniel K. Schlanger	10,945	(i)	*
Kenneth J. Simon	7,787	(j)	*
Patrick Slowey	72,742	(k)	*
James D. Young	165,184		*
Directors and executive officers as a group (18 persons total)	1,472,119		*

* Less than 1%

(a)	Unless otherwise indicated, each of the persons listed in this table may be deemed to have sole voting and investment power with respect to the shares beneficially owned by such persons.

(b)
In addition to the shares shown in the table, each of the executive officers holds RSUs which have been granted pursuant to our 2013 Plan as a component of executive compensation, as further described in “VII. Executive Compensation-Compensation Discussion and Analysis-Long-Term Incentives”; except as provided in footnote (i) below, none of such RSUs are scheduled to vest pursuant to their terms within 60 days after March 27, 2017.

(c)	Pursuant to SEC rules, Common Stock percentages are based on the number of outstanding shares of Common Stock as of March 27, 2017.

(d)
Includes (1) 87,778 shares of Common Stock held in a brokerage account (together with other securities) pledged as collateral for a line of credit, and (2) 2,000 shares of Common Stock owned by Mr. Brown’s spouse, with respect to which Mr. Brown may be deemed to have shared voting and investment power.

(e)
Represents 25,503 shares of Common Stock held on behalf of Hogan Lovells. Mr. Fitzgerald has sole voting and shared investment power with respect to all such shares but has no other interest in such shares except to the extent of his pecuniary interest in Hogan Lovells.

(f)
Includes 2,000 shares of Common Stock owned by Mr. Garrison’s spouse, with respect to which Mr. Garrison may be deemed to have shared voting and investment power. Mr. Garrison’s shares are held in a margin account (together with other securities) with no extension of credit outstanding as of March 27, 2017.

(g)
Includes 22,141 shares held in the Dale N. Hatfield Trust, a revocable trust of which Mr. Hatfield is the sole trustee and the sole beneficiary. Mr. Hatfield has sole voting and investment power with respect to such shares held by the Dale N. Hatfield Trust.

(h)	Includes 111,425 shares of Common Stock held in a brokerage account (together with other securities) pledged as collateral for a line of credit.

(i)	Includes 5,739 shares of Common Stock which vested on April 1, 2017 pursuant to New Hire RSUs (defined below) previously granted to Mr. Schlanger.

(j)	Includes 113 shares held by Mr. Simon's spouse and 55 shares held by Mr. Simon's daughter. Mr. Simon disclaims beneficial ownership of the shares held by his spouse and daughter.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

(k)
Includes 618 shares held by Mr. Slowey’s daughter. Mr. Slowey disclaims beneficial ownership of the shares held by his daughter. Mr. Slowey retired from the position of SVP and CCO on January 1, 2017, as further described in the footnotes to "VII. Executive Compensation—Summary Compensation Table."

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Other Security Ownership
The following is a tabulation as of March 27, 2017 of our stockholders who own beneficially in excess of 5% of our Common Stock.

	Shares Beneficially Owned
Beneficial Owner	Number	Percent(a)
Capital Research Global Investors (b)	29,593,672	8.19%
333 South Hope Street Los Angeles, CA 90071

BlackRock, Inc. (c)	23,968,353	6.63%
55 East 52nd Street New York, NY 10055

The Vanguard Group (d)	22,579,046	6.25%
100 Vanguard Blvd. Malvern, PA 19355

Capital World Investors (e)	20,144,712	5.57%
333 South Hope Street Los Angeles, CA 90071

(a)	Pursuant to SEC rules, Common Stock percentages shown are based on the number of outstanding shares of Common Stock as of March 27, 2017.

(b)
Based on an amendment to Schedule 13G filed with the SEC on February 13, 2017, Capital Research Global Investors (“CapRe”) has sole voting power and sole dispositive power over all 29,593,672 of such shares of Common Stock. The Schedule 13G notes that CapRe is deemed to be the beneficial owner of such shares as a result of Capital Research and Management Company (“CRMC”) acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. CapRe has advised us that CRMC manages equity assets for various investment companies through three divisions, CapRe, Capital International Investors and CapWorld (defined below). These divisions generally function separately from each other with respect to investment research activities, and they make investment decisions and proxy voting decisions for the investment companies on a separate basis.

(c)
Based on a Schedule 13G filed with the SEC on January 23, 2017, BlackRock, Inc. has sole voting power over 20,981,881 of such shares of Common Stock and sole dispositive power over 23,968,353 of such shares of Common Stock.

(d)
Based on an amendment to Schedule 13G filed with the SEC on February 10, 2017, The Vanguard Group reports sole voting power with respect to 596,595 of such shares, shared voting power with respect to 76,540 of such shares, sole dispositive power with respect to 21,951,432 of such shares, and shared dispositive power with respect to 627,614 of such shares of Common Stock. The Schedule 13G notes that (1) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 461,274 shares as a result of its serving as investment manager of collective trust accounts and (2) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 301,661 shares as a result of its serving as investment manager of Australian investment offerings.

(e)
Based on a Schedule 13G filed with the SEC on February 13, 2017, Capital World Investors (“CapWorld”) has sole voting power and sole dispositive power over all 20,144,712 of such shares of Common Stock. The Schedule 13G notes that CapWorld is deemed to be the beneficial owner of such shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. CapWorld has advised us that CRMC manages equity assets for various investment companies through three divisions, CapRe, Capital International Investors and CapWorld. These divisions generally function separately from each other with respect to investment research activities, and they make investment decisions and proxy voting decisions for the investment companies on a separate basis.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

VII.    EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (“CD&A”) is a summary of our compensation arrangements for our NEOs (defined below) and contains certain statements regarding Company performance targets and goals. These targets and goals are disclosed in the limited context of the CD&A and should not be construed to be statements of management’s expectations or estimates of results or other guidance. We caution investors not to apply these statements to other contexts.
Throughout this Proxy Statement, the individuals who served as our CEO and CFO during 2016, as well as the other named executive officers included in the table below at “—Summary Compensation Table” in this “VII. Executive Compensation” are referred to as “NEOs.”
Executive Summary
Rewarding improvement in our financial and operating results and the creation of stockholder value are key characteristics of our compensation philosophy, which serves as the foundation of our executive compensation program. In order to align the interests of our executives with those of our stockholders, the focus of our executive compensation program is on incentive compensation that emphasizes “pay-for-performance,” rewarding our executives for performance against pre-established financial and operating goals and total stockholder return relative to a peer group of companies (“Relative TSR”).
To emphasize the importance of “pay-for-performance” in our executive compensation program, our incentive compensation elements are linked directly to specific performance measures.
The short-term incentive element of our executive compensation program rewards our executives, generally in the form of cash-based annual incentive awards (“Annual Incentives”), for the achievement of one or more financial and operating performance measures and, for 2016 and prior years, key individual performance objectives specific to each executive. For 2016, as a result of generally exceeding the financial performance measures and individual performance objectives, the Annual Incentives awarded pursuant to our 2016 Executive Management Team Annual Incentive Plan were paid at above-target levels. In order to further ensure that Annual Incentives for the NEOs and certain other officers are closely linked to our financial performance, the Compensation Committee (for purposes of this CD&A, “Committee”) chose, in approving the 2017 Executive Management Team Annual Incentive Plan, to eliminate from the plan the use of individual performance objectives for the 2017 plan year. Details regarding Annual Incentives for our executives are provided at “—Elements of Executive Compensation and Benefits—Short-Term Incentives” in this CD&A.
For 2016, the annual long-term incentive element of our executive compensation program was delivered in the form of RSUs, 35% of which vest based on the passage of time over a three-year period ("Time RSUs") and the remaining 65% of which may vest based on Relative TSR (together with a time vesting criteria) ("Performance RSUs"). Details regarding RSUs awarded to our executives as long-term incentives are provided at “—Elements of Executive Compensation and Benefits—Long-Term Incentives” in this CD&A.
Other notable highlights of our executive compensation program include:

•	The Committee consists of independent directors and regularly meets in executive session without management present.

•	The Committee has engaged an independent Compensation Consultant and annually assesses the Compensation Consultant’s performance.[2]

•	The Committee reviews each executive’s annual and historical compensation prior to making compensation decisions.
2 For 2016, as in prior years, Pay Governance served as the Compensation Consultant; in the second half of 2016, the Committee performed an evaluation of the Compensation Consultant function and, following such evaluation and after conducting an independence assessment, selected Meridian Compensation Partners to act as the Compensation Consultant commencing November 2016.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

•	We mitigate potential risks associated with compensation through the use of caps on potential incentive payments, stock ownership guidelines, and multiple performance metrics.

•	We offer no employment agreements with executives.

•
We offer severance agreements with executives which, in the case of a change in control, require both a qualified change in control and termination of employment for severance and other benefits to be paid. The severance agreements were amended in February 2016 as further discussed below at "—Severance Agreements" in this CD&A.

•
The Committee has approved a policy not to enter into any agreement providing for an Excise Tax Payment (defined below), and Excise Tax Payment provisions were removed from all existing severance agreements in 2014.

•
We have adopted stock ownership and retention guidelines which provide that our executives establish and maintain ownership of shares of our Common Stock with a value equal to or greater than established multiples of base salary.

•
We have adopted a recoupment policy which applies to our NEOs in the event of a financial restatement or a determination by the Board that misconduct by an NEO caused financial or reputational harm to Crown Castle International Corp.

•	We offer no perquisites or health and welfare benefits to executives other than those that are offered to all of our employees.

•	We target total direct compensation levels for executives at approximately the 50th percentile of market.

•	Our insider trading policy includes anti-hedging provisions.
At the 2016 Annual Meeting, we submitted our executive compensation program to an advisory stockholder vote. The stockholders overwhelmingly approved our executive compensation program, with 98.07% of votes cast in favor of the proposal (based upon the voting power represented by shares of Common Stock present or represented by proxy at the 2016 Annual Meeting). The Committee has interpreted this vote to mean that our stockholders are supportive of our executive compensation philosophy and program and thus did not enact any significant changes to the 2017 executive compensation program, other than those described above.
Effective June 1, 2016, pursuant to a Board approved CEO succession plan, Mr. Brown succeeded Mr. Moreland as our President and CEO, and Mr. Moreland assumed the office of EVC (an executive officer position) ("CEO Succession Plan"). In anticipation of Mr. Brown assuming the office of President and CEO, Mr. Schlanger joined us as SVP—Finance on April 1, 2016 and was appointed to the office of SVP and CFO effective June 1, 2016. In November 2016, Mr. Slowey notified us of his intention to retire as our SVP and CCO effective January 1, 2017. Mr. Slowey has agreed to remain with us as an employee in an advisory capacity until August 31, 2017 in order to assist with various matters, including the transition of his successor, Michael J. Kavanagh, who was appointed SVP and CCO effective January 1, 2017.
Executive Compensation Program Overview
Our executive compensation program is established as a component of our total rewards program. Our total rewards program includes:

•	Compensation:

•	base salary

•	short-term incentives

•	long-term incentives

•	Health and welfare benefits:

•	401(k) plan

•	medical, dental and vision benefits

•	life insurance benefits

•	paid time off

•	Learning and development:

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

•	training

•	succession planning

•	performance management

•	career development
Our executive total rewards strategy is to provide a competitive mix of total rewards that enables us to effectively recruit, motivate and retain high-performing executives. With respect to the portion of total rewards for our executives that takes the form of compensation, it is our belief that a majority of such compensation should be variable, at risk and paid based on our financial and operating results and Relative TSR, in order to align our executives’ interests with those of our stockholders.
The Committee is primarily responsible for evaluating and determining the compensation levels of our senior officers (namely, our CEO, our EVC, and the executive officers who report directly to our CEO) and administers our equity-based incentive plan and other compensation plans. The Board further reviews the actions of the Committee relating to the compensation of the CEO and certain senior officers (matters involving CEO compensation are subject to approval of the independent directors of the Board). Where this CD&A contains language indicating that the Committee has approved or taken action with respect to a matter, such language is also intended to indicate that the Board (or the independent directors, as applicable) has approved or taken any action required with respect to such matter.
In performing its duties, the Committee obtains input, as it deems appropriate, from the Compensation Consultant, which is engaged directly by the Committee (while the Compensation Consultant is engaged by the Committee, it works with management, including members of our human resources department and our CEO, in conducting compensation studies as directed by the Committee). In addition, in the case of compensation decisions relating to executives other than the CEO and the EVC, the Committee seeks and obtains input from the CEO. The Committee regularly holds executive sessions at its meetings during which management, including the CEO and EVC, is not in attendance. Management, including members of our human resources department and our CEO, assists with the coordination, preparation and review of Committee meeting materials.
Executive Compensation Program Objectives
General
The principal objectives of our executive compensation program are to:

•	provide a fair and competitive mix of compensation opportunities to attract, motivate and retain qualified, skilled and high-performing executives necessary for our long-term success;

•
reward our executives by utilizing a pay-for-performance approach to compensation, the goal of which is to create meaningful links between financial and operating performance, individual performance and the level of the executive’s compensation;

•	motivate executives to make sound business decisions that improve stockholder value and reward such decisions;

•	balance the components of compensation so that the accomplishment of short-term and long-term operating and strategic objectives is encouraged and recognized;

•	encourage achievement of objectives by our executives within a team environment; and

•	foster an equity ownership culture that aligns our executives’ interests with those of our stockholders.
The Committee has established a number of processes to assist it in ensuring that our executive compensation program is achieving these objectives as detailed below.
Competitive Market Analysis
The Committee determines the levels for base salary, short-term incentives and long-term incentives by engaging, on an annual basis, in a competitive market analysis with respect to each of these compensation elements for each executive position (“Competitive Market Analysis”). The Committee usually begins this Competitive Market Analysis in the third quarter of the year prior to the year in which compensation decisions are made with respect to most matters, which decisions are typically made at the first regularly scheduled Committee meeting of each year

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

(usually held in February) (“First Regular Committee Meeting”). Market data used in the Committee’s Competitive Market Analysis includes the following:

•
Peer Group Data.  Each year the Committee considers public companies in the wireless infrastructure, telecommunications, and REIT industries of comparable size in terms of revenue, market capitalization and assets to comprise a peer group (“Peer Group”) for which compensation data is obtained and reviewed by the Committee. The Peer Group companies used in the Competitive Market Analysis for gauging the elements of executives’ 2016 compensation were:

• American Tower Corporation	• NetApp, Inc.
• Boston Properties, Inc.	• Prologis, Inc.
• Equinix, Inc.	• SBA Communications Corporation
• F5 Networks, Inc.	• Simon Property Group, Inc.
• Frontier Communications Corporation	• United States Cellular Corporation
• General Growth Properties, Inc.	• Ventas, Inc.
• HCP, Inc.	• Vornado Realty Trust
• Juniper Networks, Inc.	• Welltower, Inc.
• Lamar Advertising Company

•
General Industry Market Data.   General industry market data (sized appropriately using regression analysis) from a third-party proprietary compensation survey, as analyzed by the Compensation Consultant, is reviewed by the Committee. This market data provides information regarding elements and levels of executive compensation relating to general industry companies that have participated in the surveys. The Committee utilizes this data since we do not recruit executives exclusively from the telecommunications and REIT industries (e.g., a financial executive with cross-industry skills may be recruited from another industry).

In addition to the foregoing data, the Compensation Consultant may analyze and provide additional market data regarding best practices and compensation plan design from the Peer Group and other sources as requested by the Committee. The market data described above is used by the Committee in the Competitive Market Analysis to make decisions regarding executive compensation. No single group, survey or set of market data is used by the Committee as the sole gauge for determining executive compensation; rather, the information is used collectively, and no formulaic quantitative methodology is used by the Committee when using such data to determine executive compensation.
Assessment of Individual and Company Performance
In addition to market data, the Committee considers other factors in connection with its evaluation and determination of the components of compensation. These other factors may include our financial and operating performance, the applicable executive’s individual performance, the executive’s level of experience, the size of year-over-year changes in compensation and the duties and level of a particular executive position. These measures are discussed in more detail below.
Total Compensation Review
Through the Competitive Market Analysis and in its deliberations regarding executive compensation decisions, the Committee reviews and compares the individual components of compensation and the total compensation for each NEO against the market data. In addition, the Committee reviews year-over-year changes in compensation for each NEO against the market data. These analyses are an important aspect of the Committee’s regular executive compensation decision-making process.
Elements of Executive Compensation and Benefits
General
The principal elements of compensation and benefits provided to our executives, each of which is discussed in more detail below, include the following:

•	base salary;

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

•	short-term incentive compensation;

•	long-term incentive compensation;

•	other benefits, including retirement benefits and health and welfare benefits; and

•	severance benefits.
The distribution of compensation among its various components is driven by our belief that the majority of executive compensation should be paid in the form of performance-based, variable compensation, with a greater emphasis on "at risk" pay for senior executives who have greater responsibility for the business. The practice of emphasizing variable compensation suits our objectives of linking pay to performance and aligning executives’ interests with those of our stockholders. The following chart shows the approximate allocation of actual base salary, Annual Incentives and RSUs (inclusive of one-time awards) for 2016 (as shown in “—Summary Compensation Table” in this “VII. Executive Compensation”) among fixed, short-term variable and long-term variable compensation for our NEOs:
2016 NEO Actual Total Direct Compensation Allocation
The distribution of compensation among the fixed element of base salary (paid in cash) and the variable elements of Annual Incentives (paid in cash) and RSUs (settled in shares of Common Stock) is primarily influenced by (1) our objective to utilize a pay-for-performance approach to compensation, which places a majority of each executive’s variable compensation at risk based on the achievement of multiple performance objectives, (2) the Competitive Market Analysis and (3) the Committee’s desire to balance short-term and long-term goals.
As noted above, in lieu of targeting each specific compensation element at a specified percentile of market, the Committee seeks to target total direct compensation (i.e., the sum of base salary, target Annual Incentive, and target level of Annual RSUs (defined below)) for our executives at approximately the 50th percentile of market, while continuing to provide our executives with the opportunity to earn actual total direct compensation above the

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

50th percentile should our performance exceed predetermined criteria and below the 50th percentile should our performance fall short of such criteria. The Committee believes that targeting these levels of compensation aligns with our overall total rewards strategy, which in turn helps us achieve our executive compensation objectives and supports our long-term success.
Base Salary
Base salary is one of the main components of cash compensation for our executives. We choose to provide base salary compensation because it fits into our overall compensation objectives by providing a foundation for attracting and retaining executives and establishing a minimum level of compensation upon which our executives may rely. In addition to providing a base salary that is competitive with the market, we target base salary compensation to reflect the scope and level of responsibility for the applicable executive position. As described above, each year we conduct a Competitive Market Analysis for each executive position, based on the unique responsibilities of each position.
The Committee bases its decisions regarding base salary on multiple factors, including the following:

•	the performance of the executive, including such executive’s contribution, accountability and experience;

•	the executive’s existing base salary as compared to the Competitive Market Analysis; and

•	the annual cost of labor adjustment as provided in various proprietary surveys.
The Committee reviews proposals made by the CEO with regard to base salary for executives other than himself and the EVC and then either approves or revises these base salaries. The Committee independently reviews the performance of the CEO and the EVC and determines and approves appropriate base salaries for the CEO and the EVC. At the First Regular Committee Meeting of 2016:

•	Mr. Brown received a 3.0% annual increase to base salary. Mr. Brown's base salary was subsequently increased to $725,000 upon his promotion to President and CEO.

•	Mr. Moreland received a 3.0% annual salary increase to base salary. Mr. Moreland's base salary was subsequently reduced to $492,000 upon his appointment as EVC.

•	Messrs. Young, Simon and Slowey received annual increases to base salary of 7.8%, 3.0%, and 3.0%, respectively.
The above base salary adjustments were made to better align base salary compensation with that of similarly situated executives at the Peer Group companies, as reviewed by the Committee in the Competitive Market Analysis.
Short-Term Incentives
The short-term incentive component of compensation represents a significant portion of the overall cash compensation opportunity for our executives. Short-term incentives are a variable element of compensation that are generally linked to specific short-term financial, operating and, for 2016 and prior years, individual performance objectives.
Our short-term incentives are generally “at risk,” meaning they are earned based upon meeting certain performance goals and increase or decrease in value based on the degree of achievement of those goals. In order to accomplish its overall executive compensation objectives, the Committee has identified the following objectives for developing the overall framework of the short-term incentive program. The program should:

•	be performance-based;

•	promote a short-term perspective among executives to complement the long-term perspective promoted by the long-term incentive program, while avoiding excessive risk;

•	be competitive with the market;

•	motivate executives by providing the appropriate rewards for corporate performance based on our goals and objectives;

•	reinforce the importance of company-wide teamwork; and

•	link the financial measures with stockholder expectations.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Annual Incentive Awards
To achieve the above objectives, our short-term incentives for executives are generally comprised of performance-based Annual Incentives paid in accordance with an annually approved Executive Management Team Annual Incentive Plan (“AIP”). The AIP is a cash-based, short-term incentive award program that provides executives with the opportunity to earn an annual cash incentive if certain annual performance goals are achieved. Performance goals are pre-established based on the annual expectations for our business and are meant to be challenging yet achievable. The Compensation Consultant has reviewed the performance goals and has noted that the performance goals represent meaningful targets that are challenging and indicative of value creation. The performance period covered by the AIP is from January 1 to December 31 of the applicable calendar year.
Annual Incentive Opportunity.  Under the AIP, each executive has threshold, target and maximum Annual Incentive award opportunities that are aligned with threshold, target and maximum performance outcomes. In the event of incremental outperformance over threshold or target, Annual Incentives that may be earned by the executive officers increase incrementally. In the event actual performance is below the pre-established threshold level for any performance goal, no Annual Incentive is earned with respect to that specific performance goal.
For 2016, each corporate and business unit operating executive (i.e., those with direct profit and loss or overall financial responsibilities) was eligible to earn between 0% and 175% of such executive’s target opportunity under the AIP. Each functional executive (i.e., those with indirect profit and loss responsibilities) was eligible to earn between 0% and 150% of such executive’s target opportunity. To mitigate excessive risk, Annual Incentive awards are capped at the maximum payout opportunity even if actual performance exceeds the maximum performance goal. These payout ranges were determined by the Committee at the time the AIP was designed after consultation with, and a review of information provided by, the Compensation Consultant; this determination was based on relevant market data discussed above and was considered in the review of total compensation previously discussed. The following table illustrates the 2016 Annual Incentive award opportunities and actual awards as a percentage of base salary for each NEO.

		Percentage of Base Salary
Name	Title	Minimum	Threshold	Target	Maximum	Actual
Jay A. Brown[3]	President & CEO	0.0%	64.6%	129.2%	226.0%	170.1%
W. Benjamin Moreland	EVC	0.0%	75.0%	150.0%	262.5%	192.4%
Daniel K. Schlanger	SVP & CFO	0.0%	50.0%	100.0%	175.0%	117.0%
James D. Young	SVP & COO	0.0%	50.0%	100.0%	175.0%	128.2%
Kenneth J. Simon	SVP & General Counsel	0.0%	50.0%	100.0%	150.0%	122.6%
Patrick Slowey	Former SVP & CCO	0.0%	42.5%	85.0%	148.75%	127.1%
Annual Incentive Performance Goals. For 2016, as in other recent years, there were two categories of performance goals under the AIP: (1) corporate/business unit performance goals and (2) individual performance goals:

•	Corporate/Business Unit Performance Goals. The 2016 corporate/business unit performance goals for our executive officers included the following:

•	Corporate Adjusted EBITDA
3 This row represents a blended average of the minimum, threshold, target and maximum payout opportunities (as a percentage of base salary) for Mr. Brown in 2016. During the portion of 2016 that Mr. Brown served as SVP and CFO, his target Annual Incentive opportunity was 100% of base salary. Following his promotion to President and CEO on June 1, 2016, Mr. Brown's target Annual Incentive opportunity was increased to 150% of base salary to recognize his increased responsibility.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

•	Corporate Adjusted Funds from Operations (“AFFO”) per Share

•	Business Unit Net New Sales
All of the performance goals were approved by the Committee at the First Regular Committee Meeting of 2016. For each executive, multiple financial performance measures are used; the weight assigned to each corporate/business unit performance goal is reflective of each executive's ability to influence achievement of such goal. For 2016, as in other recent years, the type and level at which corporate/business unit performance goals are established is primarily based on the Board approved financial budget and the guidance provided to investors for the applicable calendar year, with “target” goals representing the Board approved budget amounts.
The following table lists the 2016 corporate/business unit performance goals used in connection with determining the NEOs’ 2016 Annual Incentive awards.

					Actual Multiple of Target
	Annual Incentive Financial Performance Zone				Operating Executive	Functional Executive
Corporate/Business Unit Performance Goals	Threshold	Target	Maximum	Actual
Corporate Adjusted EBITDA ($ millions)	$2,103.4	$2,168.5	$2,385.4	$2,227.5	1.20	1.14
Corporate AFFO per Share	$4.376	$4.655	$5.586	$4.746	1.07	1.05
Business Unit Net New Sales ($ millions)	$(5.1)	$(3.1)	$(1.1)	$31.7	1.75	—

•
Individual Performance Goals. For 2016, individual performance goals were generally based on the key individual goals approved by the Committee pursuant to our annual performance management system (our system for documenting and measuring the individual performance of our employees on an annual basis). These goals may include additional financial, operating or qualitative measures for a specific executive and are generally based on the prospective business environment considerations for the upcoming year. The individual performance assessments are based on how well the executive meets the goals established. For 2016, the following categories were used to assess individual performance:

•	Exceeds Expectations

•	Meets Plus Expectations

•	Meets Expectations

•	Meets Most Expectations

•	Does Not Meet Expectations

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

The mix of corporate/business unit and individual performance goal weightings for each NEO for 2016 were as follows:
NEO Performance Goal Weightings

(a)
For Mr. Brown, the 2016 individual performance goals included both goals specific to his duties as SVP, CFO and Treasurer and, effective June 1, 2016, President and CEO. Mr. Brown's individual performance goals as President and CEO included (1) ensure balance sheet flexibility is maintained, while optimizing financial outcome for stockholders; (2) maintain succession plans; (3) assess strategic opportunities and communicate and make recommendations to the Board as appropriate; (4) ensure that we remain properly positioned to integrate new assets; and (5) maintain corporate branding. The Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Brown's 2016 individual performance goals.

(b)
For Mr. Moreland, the 2016 individual performance goals included both goals specific to his duties as President and CEO and, effective June 1, 2016, EVC. Mr. Moreland's individual performance goals as EVC included (1) working with Mr. Brown to ensure the CEO Succession Plan is executed efficiently; (2) promote our interests in the shared wireless infrastructure and telecommunications industries; and (3) provide advice and counsel to Mr. Brown on financial and strategic matters. The Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Moreland's 2016 individual performance goals.

(c)
For Mr. Schlanger, the 2016 individual performance goals included (1) ensure timely and accurate compliance with respect to SEC financial reporting and debt reporting requirements; (2) ensure balance sheet flexibility is maintained while optimizing financial outcome for stockholders; (3) provide internal financial acumen training and development and quarterly reviews of financial results; (4) maintain succession plans; (5) ensure effective management of investor relations; and (6) seek to maximize outcomes regarding discretionary capital allocations. Mr. Brown proposed and the Committee approved a “Meets Plus Expectations” performance rating with respect to Mr. Schlanger's 2016 individual performance goals.

(d)
For Mr. Young, the 2016 individual performance goals included (1) meet or exceed 2016 business plan budget; (2) maintain systems and processes to timely meet customer demand; (3) lead effective cross-functional operational relationships to continue to drive automation, consistency and efficiencies; and (4) maintain succession plans. Mr. Brown proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Young’s 2016 individual performance goals.

(e)
For Mr. Simon, the 2016 individual performance goals included (1) continue to ensure timely and accurate compliance with respect to taxes, corporate maintenance and governance, litigation, securitization, employment and regulatory reporting requirements; (2) continue mitigating tax, legal and regulatory exposure through enhanced planning; (3) provide timely and accurate tax, legal and regulatory support

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

to internal customers; (4) maintain legal team structure with respect to acquisition integration, small cell networks and other services; and (5) maintain succession plans. Mr. Brown proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Simon's 2016 individual performance goals.

(f)
For Mr. Slowey, the 2016 individual performance goals included (1) identify and maximize tower leasing opportunities; (2) enhance internal relationships to identify and execute installation services, new tower builds, new small cell network builds and rooftop opportunities; (3) develop and maintain strong customer relationships; (4) continue to refine and improve proprietary leasing demand forecasting model; and (5) maintain succession plans. Mr. Brown proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Slowey's 2016 individual performance goals.

We believe this approach to determining financial and individual goals provides an appropriate balance and oversight to our goal-setting process.
Following the 2016 fiscal year, an individual performance rating was (1) determined and approved by the Committee for the CEO and EVC and (2) proposed by the CEO and reviewed and considered for approval by the Committee for each of the other executives, based on their performance versus the individual performance goals established at the beginning of the year. An individual payout multiple was then determined based on the individual performance rating as follows (the Committee and the CEO may use positive or negative discretion regarding the exact payout multiples relative to the individual performance ratings):

•
Exceeds Expectations:  A corporate and business unit operating executive may earn an individual performance payout multiple of 146% to 175% of target, and a functional executive may earn an individual performance payout multiple of 131% to 150% of target.

•
Meets Plus Expectations:  A corporate and business unit operating executive may earn an individual performance payout multiple of 116% to 145% of target, and a functional executive may earn an individual performance payout multiple of 111% to 130% of target.

•
Meets Expectations:  A corporate and business unit operating executive may earn an individual performance payout multiple of 90% to 115% of target, and a functional executive may earn an individual performance payout multiple of 90% to 110%.

•	Meets Most Expectations: An executive may earn an individual performance payout multiple of 50% to 89% of target.

•	Does Not Meet Expectations: If an executive is rated “Does Not Meet Expectations,” such executive will not earn or be paid any Annual Incentive.
There are also two additional performance requirements for an Annual Incentive:

•	A minimum financial performance level of 95% of budgeted Corporate Adjusted EBITDA must be achieved for any executive to be eligible for an Annual Incentive; and

•
The business units or departments for which the executives are responsible must receive an acceptable assessment of applicable internal control over financial reporting for the previously completed fiscal year, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“404 Assessment”). Receipt of a 404 Assessment with a material weakness, significant deficiency or other material internal control issues may result in a reduction or elimination of Annual Incentives for the responsible executives and potentially all of the executives.

For 2016, each NEO received an Annual Incentive based on the following applicable total payout multiples of target, all of which fall within the payout multiple parameters described above:

Name	Title	Corporate/Business Unit Performance Goals	Individual Performance Goals	Total
Jay A. Brown	President & CEO	114%	170%	128%
W. Benjamin Moreland	EVC	114%	170%	128%
Daniel K. Schlanger	SVP & CFO	114%	125%	117%
James D. Young	SVP & COO	114%	170%	128%
Kenneth J. Simon	SVP & General Counsel	110%	135%	123%
Patrick Slowey	Former SVP & CCO	144%	170%	150%
Additional details regarding Annual Incentives for the NEOs are provided below in the tables and related footnotes at “—Summary Compensation Table” and “—Grants of Plan-Based Awards in 2016” in this “VII. Executive Compensation.”

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Long-Term Incentives
The objectives of our long-term incentive program are to:

•	align a significant portion of our executives’ compensation with the relative total return experienced by our stockholders;

•	provide a means for our executives to accumulate shares of Common Stock in order to foster an “ownership culture”; and

•	serve as a retention vehicle for our executives.
The long-term incentive component represents the largest portion of the overall value of the total compensation program for our executives. With respect to the long-term incentives for recent prior years, including 2016, the Committee, with the assistance of our Compensation Consultant, assessed the economic climate, executive compensation market data and our business needs and determined that a mix of performance-contingent equity and time vesting equity would be appropriate to achieve our executive long-term incentive program objectives. In order to accomplish its overall objectives, the Committee identified the following factors for developing the framework of the long-term incentive program. The program should:

•	balance “at risk” performance-based vesting with the stability of time-based vesting;

•	promote a long-term perspective among executives to complement the short-term perspective promoted by the Annual Incentive awards;

•	promote an ownership culture by facilitating the accumulation and retention of shares of Common Stock;

•	align executives with stockholders to maximize total stockholder return;

•	be efficient from a tax and stockholder dilution perspective;

•	serve as a retention vehicle; and

•	provide stability to our overall compensation program.

Although our 2013 Plan (approved by our stockholders on May 23, 2013) permits the use of various types of equity compensation vehicles, the Committee believes the use primarily of a mix of performance-contingent RSUs and time vesting RSUs best meets the objectives outlined above. The Committee utilizes RSUs in various forms to meet these objectives.
RSUs
General. There are three general categories of RSUs which the Committee has granted to executives in recent years, which generally have the vesting attributes noted below:6

•
Annual RSUs (“Annual RSUs”) are generally awarded once per calendar year as part of delivering a competitive total compensation package to executives. The Annual RSUs granted to executives have generally been comprised of a combination of (1) Performance RSUs that vest upon the satisfaction of certain Common Stock performance criteria over a certain period of time along with a time vesting component and (2) Time RSUs vesting solely pursuant to a time-based vesting criteria. Annual RSUs granted to non-executive employees are typically Time RSUs.

•	New Hire RSUs (“New Hire RSUs”) are Time RSUs[7] awarded to certain newly hired executives based on the position and role into which they are hired.

•	Promotion RSUs (“Promotion RSUs”) are Performance RSUs or Time RSUs awarded to certain executives in recognition of a promotion to a new position or role.
Annual RSUs are generally approved by the Committee at the First Regular Committee Meeting of the year. The Committee reviews and approves the executive RSU program summary, which summarizes the parameters of the Annual RSUs, New Hire RSUs and Promotion RSUs for grant to executives in the current fiscal year pursuant to our 2013 Plan. On April 1, 2016, Mr. Schlanger was awarded 17,219 New Hire RSUs in connection with his commencement of employment. On June 1, 2016, Mr. Brown was awarded 14,317 Promotion RSUs in connection with his promotion to President and CEO. These respective RSU grants to Messrs. Schlanger and Brown were approved by the Committee based on competitive market data as provided by the Compensation Consultant. No other New Hire RSUs or Promotion RSUs were granted to any NEO in 2016.
6 Dividend equivalents accrue with respect to RSUs while they remain outstanding and unvested (equal to the cash dividends paid with respect to each share of underlying Common Stock). The dividend equivalents are subject to the same forfeiture restrictions as the RSUs. The dividend equivalents are earned and paid in cash only with respect to those RSUs that actually vest at approximately the time of such vesting.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

In addition to the foregoing, other RSUs (“Other RSUs”) may be awarded to certain executives in a given year to meet specific business initiatives or compensation objectives (e.g., retention, merger integration, etc.) or to recognize certain executives for exceptional performance. No Other RSUs were granted to any NEO in 2016.
2016 Annual RSUs. To support the pay-for-performance approach and maintain a significant portion of the executives’ compensation at risk, in the first quarter of 2016, the Committee authorized, as 2016 Annual RSUs, the grant to the NEOs and certain other key employees of a combination of (1) Time RSUs which time vest at 33.33%, 33.33% and 33.34%, respectively, on February 19 of each of 2017, 2018 and 2019 (“2016 Time RSUs”) and (2) Performance RSUs which may vest based on our TSR Rank (defined below) relative to a TSR Peer Group (defined below) over a three year performance period as further described below (“2016 Performance RSUs”). With respect to the 2016 Annual RSUs granted to the NEOs, the grant value mix between 2016 Time RSUs and 2016 Performance RSUs is approximately 35% and 65%8, respectively, of the combined total grant value for each NEO (“Grant Value”). In connection with the 2016 Annual RSUs, the Committee authorized the grant of approximately 583,955 2016 Time RSUs to 1,209 employees and approximately 641,2119 2016 Performance RSUs to 67 employees, including 75,643 2016 Time RSUs to the NEOs and 264,8379 2016 Performance RSUs to the NEOs.
Each 2016 Performance RSU is issued pursuant to the 2013 Plan and represents a contingent right to receive one share of Common Stock. The terms of the 2016 Performance RSUs generally provide that, subject to the executive remaining an employee or director of ours (including our affiliates) until February 19, 2019, 0% to 100% of such RSUs may vest (i.e., forfeiture restrictions terminate) on February 19, 2019 based upon the Company’s total stockholder return (“TSR”) performance ranking (“TSR Rank”) relative to a peer group of companies approved by the Committee (“TSR Peer Group”) for the three year period ending February 18, 2019 (“TSR Period”).10 If the TSR Rank is at the 30th percentile or more up to the 55th percentile, then 33.34% to 66.67% of the Performance RSUs vest on a pro rata basis based upon the level of the TSR Rank (i.e., approximately an additional 1.3336% of the units vest for each 1.0 percentile increase in the TSR Rank above the 30th percentile up to the 55th percentile), with 66.67% of the Performance RSUs vesting at the 55th percentile. If the TSR Rank is at the 55th percentile or more, then 66.67% to 100% of the Performance RSUs vest on a pro rata basis based upon the level of the TSR Rank (i.e., approximately an additional 0.95229% of the units vest for each 1.0 percentile increase in the TSR Rank above the 55th percentile up to the 90th percentile (or above)), with 100% of the units vesting at or above the 90th percentile. However, if the TSR is negative for the TSR Period and the TSR Rank is at or above the 30th percentile, only 33.34% of the Performance RSUs will vest. If the TSR Rank is below the 30th percentile, 100% of the Performance RSUs will be forfeited.
8 With respect to the 2016 Performance RSUs, the 65% of Grant Value represents the target level of such award for each NEO (“Target Level”). Because the Committee utilizes a structural valuation prepared by the Compensation Consultant for purposes of determining the number of Performance RSUs to grant to the NEOs, as further described at “—CD&A—Elements of Executive Compensation and Benefits—Long-Term Incentives—RSUs—RSU Valuations and Grant Levels,” the grant date fair value of such awards for accounting purposes pursuant to Accounting Standards Codification Topic 718 ("ASC 718") may be more or less than 65% of the Grant Value.
9 The number of 2016 Performance RSUs granted is the maximum number of such RSUs that will vest at or above a 90th percentile TSR Rank being achieved upon completion of the TSR Period.
10 The Committee has the authority to interpret and determine the application and calculation of matters relating to the determination of TSR and TSR Rank and to make adjustments it deems appropriate to reflect changes in (1) the Common Stock, including as a result of any stock split or consolidation, stock dividend, recapitalization, merger, reorganization, or other relevant distribution or change in capitalization, or (2) the TSR Peer Group, including as a result of any TSR Peer Group company becoming bankrupt, being acquired, disposing of a material portion of its assets (including spin-offs), being delisted from a stock exchange, or splitting its common stock (or other change to such company’s stock or capitalization).

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

The graph below illustrates the payout range for the 2016 Performance RSUs.
The TSR Peer Group utilized in connection with the 2016 Performance RSUs differs from, but overlaps with, the Peer Group utilized in connection with the Competitive Market Analysis for assessing the executives’ 2016 compensation. The TSR Peer Group includes companies which the Committee believes are comparable investment alternatives to us, as listed below:

• American Tower Corporation	• Prologis, Inc.
• AT&T Inc.	• SBA Communications Corporation
• Boston Properties, Inc.	• Simon Property Group, Inc.
• Equinix, Inc.	• Sprint Corporation
• F5 Networks, Inc.	• T-Mobile US, Inc.
• Frontier Communications Corporation	• United States Cellular Corporation
• General Growth Properties, Inc.	• Ventas, Inc.
• HCP, Inc.	• Verizon Communications Inc.
• Juniper Networks, Inc.	• Vornado Realty Trust
• Lamar Advertising Company	• Welltower, Inc.
• NetApp, Inc.
The levels at which the TSR Rank vesting targets are established for a given year’s Performance RSU grant are generally reviewed and approved at the First Regular Committee Meeting of the grant year. The review generally includes an analysis of (1) historical Common Stock price performance, (2) our financial forecasts and budgets, and (3) performance contingent equity compensation market practices as disclosed in third party market sources, which includes consideration of market and industry trends.
Additional information regarding the Performance RSUs described above is provided below in the tables and related footnotes at “—Summary Compensation Table” and “—Grants of Plan-Based Awards in 2016” in this “VII. Executive Compensation.”
RSU Valuations and Grant Levels.  In determining RSU valuations and grant levels with respect to Annual RSUs, as with the other components of executive compensation, the Committee targets total direct compensation for our executives at approximately the 50th percentile of market. The Committee, with the assistance of the Compensation Consultant, examines the long-term incentive practices at the Peer Group and other companies reviewed in the Competitive Market Analysis to establish market-based ranges of RSU multiples of base salary for each executive. An RSU multiple of base salary, generally based on our overall financial performance for the prior

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

year and each executive’s individual performance and anticipated future role, is then (1) determined and approved by the Committee for the CEO and EVC and (2) proposed by the CEO and reviewed and considered for approval by the Committee for each of the other executives. The fair value of the RSUs as determined by the Compensation Consultant is then converted into a number of units to be granted to each executive. The valuation methodology used to value the 2016 Time RSUs is summarized in notes 2 and 13 to our consolidated financial statements in our 2016 Form 10-K; the Committee utilized a structural valuation, as determined by the Compensation Consultant, based on the average closing price of our Common Stock for the 30 trading days ending on the date of grant, to value the 2016 Performance RSUs for purposes of determining the number of units to be granted.
In addition to considering the valuation of each RSU grant, management and the Committee also consider the overall potential stockholder dilution impact and “burn rate” (i.e., the rate at which awards are granted as a percentage of common shares outstanding). Each year, the Committee reviews and recommends to the Board for approval a budgeted grant date value of shares that may be used in connection with the grant of Annual RSUs to the executives and our other eligible employees. This review and recommendation process includes an analysis of potential dilution levels and burn rates resulting from the potential grant of such RSUs as compared to independent third party surveys and the Peer Group. The Committee and management use this competitive market data regarding dilution levels and burn rates as an additional gauge in making decisions regarding annual grants of long-term equity compensation.
Our stockholder dilution, or “overhang,” related to long-term incentive awards outstanding as well as shares reserved for future issuance under the 2013 Plan was approximately 3.3% as of December 31, 2016, and our 2016 burn rate was approximately 0.4%. We believe our stockholder dilution and burn rates are competitively low relative to comparable companies (based upon similar analyses of third party surveys) as well as our Peer Group.
Treatment of RSUs Upon Eligible Retirement.  The Board has approved a program designed to make available certain retirement type benefits to all employees, including the NEOs, that meet certain age and service requirements. Generally, to be eligible, (1) the sum of an employee's age and years of service as an employee must be at least 70, with age and service minimums of 55 years and 10 years, respectively, and (2) the employee must provide us with at least nine months' prior notice of his or her intention to terminate employment. Assuming these conditions are satisfied, RSUs held by such employees that were granted at least six months prior to termination will continue to have the opportunity to vest pursuant to their terms (other than the employment requirement), subject to certain additional conditions, including the execution of a full release, an agreement to not compete with us for a period of 12 months and an agreement to be available for consultation with us during such 12-month period. As to an employee not holding RSUs, the program generally provides that, in connection with employment termination, an employee who meets the above eligibility requirements will receive a fully-vested, discretionary, profit-sharing contribution pursuant to the Company’s 401(k) plan equal to 25% of the employee’s base salary. The program is subject to interpretation, modification or termination by the Committee or Board in the sole discretion of each at any time. In connection with Mr. Slowey's retirement described above (see “—Executive Summary” in this CD&A), Mr. Slowey will be eligible to receive benefits under this program.
Severance Agreements
The Committee believes establishing competitive severance arrangements with our executives is a key part of a total rewards package to effectively recruit and retain high-performing executives. We have entered into severance agreements containing severance benefits and non-compete and non-solicitation provisions with each NEO and certain other senior officers (as amended, “Severance Agreements”). We do not currently have employment agreements with any of our executives other than the Severance Agreements.

Pursuant to each Severance Agreement, we are required to provide severance benefits to the officer if such officer is terminated without cause (as defined in the Severance Agreement) or such officer terminates employment with good reason (as defined in the Severance Agreement) (collectively a “qualifying termination”). The Severance Agreements provide for enhanced severance benefits if the officer incurs a qualifying termination within two years following a change in control (as defined in the Severance Agreements).
The Committee has adopted a policy not to enter into any agreement providing for an excise tax “gross up” payment relating to an “excess parachute payment” (pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (“Code”)) (“Excise Tax Payment”), and no existing Severance Agreements contain Excise Tax Payment provisions.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

We periodically review the level of officer severance benefits by analyzing our severance benefits as compared to competitive market severance and change-in-control practices as provided in surveys and information from third parties. Subsequent Severance Agreements may be different as a result of such reviews.
Details regarding the severance benefits provided under the Severance Agreements, including certain amendments approved by the Committee in 2016, and the potential value thereof are provided below at “—Potential Payments Upon Termination of Employment” in this “VII. Executive Compensation.”
Other Benefits and Perquisites
In addition to base pay, short-term incentives, long-term incentives and severance benefits, we provide the other benefits outlined below. We believe these other benefits support our overall attraction and retention objectives.
Retirement Benefits
Our executives are eligible to participate in our 401(k) Plan under the same parameters applicable to all other employees, including eligibility for (1) a base matching contribution equal to 100% of the first 3% of the executive’s compensation contributed (“Base Match”), (2) a discretionary annual matching contribution equal to 100% of the next 3% of the executive’s compensation contributed (“Discretionary Match”) and (3) an additional discretionary profit sharing contribution equal to 4% of the employee’s base salary (“Discretionary Contribution”). In each case, the Base Match, the Discretionary Match and the Discretionary Contribution are (1) subject to the Committee's discretion and (2) treated as subject to Internal Revenue Service limitations. The value of our Base Match, Discretionary Match and Discretionary Contribution for each NEO for the 2014, 2015 and 2016 401(k) Plan years are provided below in the table at “—Summary Compensation Table” in this “VII. Executive Compensation.”
Health and Welfare Benefits
Our executives are eligible to participate in the same health and welfare benefits that are available to our other eligible employees, such as medical, dental, vision, life and disability insurance. The value of the health and welfare benefits paid by us for each NEO in 2014, 2015 and 2016 is provided below in the tables at “—Summary Compensation Table” and “—All Other Compensation Table” in this “VII. Executive Compensation.”
Relocation Benefits
In general, we do not offer our executives significant perquisites, other than relocation assistance (which includes expatriate benefits for international assignments). We generally offer relocation assistance to all of our employees (including our executives) who we ask to relocate in connection with their employment with us, with the level of benefits generally corresponding to the level of the employee’s position. We have found that relocation assistance can play an important role in attracting qualified new hire candidates or transferring existing employees to our various office locations. The primary benefits provided under our relocation assistance program to our NEOs and other senior management are generally: reasonable moving and related expenses, closing costs related to selling and buying a house, and temporary living expenses, if needed, for up to 60 days. No relocation benefits were provided to our NEOs in 2016.
Other Matters
Stock Ownership and Retention Guidelines
In order to further align the interests of our senior management with those of our stockholders, we have adopted certain stock ownership and retention guidelines designed to support a culture of ownership among the NEOs and certain other senior officers. The Committee believes the maintenance of Common Stock ownership and retention guidelines motivates executives to perform in accordance with the interests of our stockholders. The guideline ownership levels are designed to ensure that executives have a meaningful economic stake in our Common Stock, while satisfying the executives’ need for portfolio diversification. Our stock ownership guidelines generally provide that each of the NEOs should seek to establish and maintain beneficial ownership of a number of shares of Common Stock having a value sufficient to satisfy the applicable stock ownership level specified below:

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Executive	Title	Multiple of Base Salary(a)
Jay A. Brown	President & CEO	6X
W. Benjamin Moreland	EVC	6X
Daniel K. Schlanger	SVP & CFO	3X
James D. Young	SVP & COO	3X
Kenneth J. Simon	SVP & General Counsel	3X
Patrick Slowey	Former SVP & CCO	3X

(a)	Represents the dollar value of Common Stock to be held, as determined pursuant to NYSE quotations.
The NEOs generally have until the later of (1) March 25, 2018 or (2) the fifth anniversary of the date such NEO was appointed SVP or higher, to meet the applicable stock ownership level.11 As of the Record Date, each of the NEOs serving at that time held shares of Common Stock (as calculated pursuant to the stock ownership guidelines) having a value in excess of such NEO’s applicable share ownership level specified by the stock ownership guidelines.
Our retention guidelines provide that if an NEO’s Common Stock ownership is below (or subsequently falls below) the applicable stock ownership level, such NEO should generally hold and retain all shares of Common Stock received by the NEO resulting from equity awards granted to the NEO by the Company as a component of compensation until the NEO’s applicable stock ownership level is met. The retention guidelines apply with respect to “after-tax shares” (e.g., the sale of shares to cover taxes relating to Company granted equity awards is not subject to the stock ownership guidelines).
Anti-Hedging Policy
Our insider trading policy prohibits, among other things, short sales and trading in options, puts, calls, or other derivative instruments relating to our securities, including for hedging purposes.
Recoupment Policy
Pursuant to our Recoupment Policy, in the event of a restatement of a Company financial statement or a determination by the Board that misconduct by an NEO or certain other employees caused financial or reputational harm to the Company, the Committee will review the circumstances and make recommendations to the Board as to whether recoupment should be pursued. Under the policy, “misconduct” includes any intentional or reckless violation of our guidelines and policies or any grossly negligent act or failure to act causing the above described result. The Committee will review all compensation that has been awarded to a responsible party and determine how such compensation may have been affected by the financial restatements or misconduct.
Should the Board determine that recoupment is appropriate, we may recoup from an NEO or other responsible employee any cash incentives and equity awarded in reliance on the financial statements that were restated, or for the year in which the financial or reputational harm occurred, to the extent the Committee determines that the cash incentives and equity awarded were based on such restated financial statements or resulted from such misconduct. The NEO and other responsible employees may also be subject to other disciplinary actions, up to and including termination of employment.
Accounting and Tax Impacts upon Executive Compensation
For a discussion of the accounting impacts on various elements of long-term incentive compensation, see notes 2 and 13 to our consolidated financial statements in our 2016 Form 10-K.
Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid to the CEO and the four other most highly compensated officers in excess of $1 million in any taxable year, other than the principal financial officer. However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are satisfied.
11 In addition, an NEO generally has until the fifth anniversary after the date of an increase in base salary to meet the incremental increase to the applicable stock ownership level as a result of such base salary increase.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

In determining executive compensation, the Committee considers, among other factors, the possible tax consequences. Tax consequences, including tax deductibility, are subject to many factors (such as changes in the tax laws) that are beyond our control. In addition, the Committee believes that it is important to retain flexibility in designing compensation programs that meet its stated objectives. For these reasons, the Committee, while considering tax deductibility as one of the factors in determining compensation, does not limit compensation to those levels or types of compensation that will be deductible by us.
To this end, for 2016, the AIP does not qualify for the Section 162(m) exemption even though it is an annual performance-based cash program based on pre-established goals and objectives primarily because the Committee maintains some level of subjectivity regarding the payout multiple applied to the executive based on the Committee’s assessment of the executive’s individual performance.
All compensation attributable to the vesting of Performance RSAs during 2016 satisfied the requirements for deductibility under Section 162(m). For 2016, the portion of combined base salary, Annual Incentive, and vesting of Time RSAs in excess of $1 million for Messrs. Brown, Moreland, Young, Simon and Slowey does not qualify as performance-based compensation under Section 162(m) and is therefore not deductible by us.

Compensation Committee 2016 Report
The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on the review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee of the Board.
COMPENSATION COMMITTEE
Cindy Christy (Chair)
P. Robert Bartolo
Ari Q. Fitzgerald
Robert E. Garrison II
Lee W. Hogan

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Summary Compensation Table
The following Summary Compensation Table sets forth the compensation of the NEOs for 2016, 2015 and 2014. Additional details regarding the applicable elements of compensation in the Summary Compensation Table are provided in the footnotes following the table.

Name and Principal Position	Year	Salary ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)
Jay A. Brown(e)	2016	$637,875	$5,617,269	$1,101,039	$45,567	$7,401,750
President & CEO	2015	516,686	2,524,751	719,421	44,255	3,805,113
	2014	489,874	2,093,690	664,665	53,975	3,302,204

W. Benjamin Moreland(e)	2016	720,847	7,206,752	1,364,119	45,563	9,337,281
EVC	2015	978,141	6,927,030	2,031,897	44,256	9,981,324
	2014	934,808	5,491,295	1,932,743	53,896	8,412,742

Daniel K. Schlanger(e)	2016	357,692	3,460,612	584,949	23,373	4,426,626
SVP & CFO

James D. Young	2016	552,630	3,038,435	718,704	36,932	4,346,701
SVP & COO	2015	514,130	2,512,333	715,881	36,296	3,778,640
	2014	487,392	2,083,128	661,298	45,954	3,277,772

Kenneth J. Simon(f)	2016	512,115	2,168,604	631,201	45,567	3,357,487
SVP & General Counsel

Patrick Slowey(g)	2016	462,018	1,259,477	590,628	45,530	2,357,653
Former SVP & CCO	2015	445,760	1,211,121	592,839	44,199	2,293,919
	2014	416,347	1,058,472	512,359	53,897	2,041,075

(a)
Represents the dollar value of base salary earned by the NEO during the applicable fiscal year, inclusive of annual increases approved in the first quarter of 2016 and subsequent adjustments related to the CEO Succession Plan.

(b)
Represents the aggregate grant date fair value of stock awards granted to each NEO in the applicable fiscal year, calculated in accordance with ASC 718. A description of the vesting parameters that are generally applicable to the RSUs granted in 2016 is provided above at “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSUs” in this “VII. Executive Compensation.”

(c)
Represents the value of the Annual Incentive awards earned by the NEOs for meeting financial performance and individual performance objectives in the applicable fiscal year under the applicable AIP. These Annual Incentives are paid in cash. Additional details regarding the range of the NEOs’ 2016 Annual Incentive award opportunities are disclosed above at “–CD&A–Elements of Executive Compensation and Benefits–Short-Term Incentives” and below in the table and related footnotes at “–Grants of Plan-Based Awards in 2016” in this “VII. Executive Compensation.”

(d)
Represents the aggregate value of all other compensation for the applicable fiscal year not otherwise reported in any other column of the Summary Compensation Table. This amount includes our matching contributions and profit sharing contributions to the executives under the 401(k) Plan and the dollar value of the portion of the health and welfare benefits and insurance premiums paid by us for the NEO relating to the applicable fiscal year. Additional details regarding these amounts are provided in the table below at “–All Other Compensation Table” and the footnotes thereto in this “VII. Executive Compensation.”

(e)
Mr. Schlanger commenced employment with us effective April 1, 2016. Pursuant to the CEO Succession Plan, effective June 1, 2016, Mr. Brown succeeded Mr. Moreland as President and CEO, and Mr. Moreland was appointed EVC. On the same date, Mr. Schlanger succeeded Mr. Brown as SVP and CFO, at which time he became an executive officer.

(f)	Mr. Simon was appointed SVP and General Counsel effective January 1, 2016, at which time he became an executive officer.

(g)
Mr. Slowey retired from the position of SVP and CCO effective January 1, 2017 and is no longer an executive officer. Mr. Slowey has agreed to remain with us as an employee in an advisory capacity until August 31, 2017 in order to assist with various matters, including the transition of his successor, Michael J. Kavanagh.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

All Other Compensation Table
The following table and the footnotes thereto describe the components of the “All Other Compensation” column in the Summary Compensation Table above.

Name	Year	Registrant Contributions to Defined Contribution Plans($)(a)	Insurance Premiums($)(b)	All Other Compensation($)(c)
Jay A. Brown	2016	$26,500	$19,067	$45,567
	2015	26,500	17,755	44,255
	2014	36,400	17,575	53,975

W. Benjamin Moreland	2016	26,500	19,063	45,563
	2015	26,500	17,756	44,256
	2014	36,400	17,496	53,896

Daniel K. Schlanger	2016	10,600	12,773	23,373

James D. Young	2016	26,500	10,432	36,932
	2015	26,500	9,796	36,296
	2014	36,400	9,554	45,954

Kenneth J. Simon	2016	26,500	19,067	45,567

Patrick Slowey	2016	26,500	19,030	45,530
	2015	26,500	17,699	44,199
	2014	36,400	17,496	53,897

(a)	Represents our Base Match, Discretionary Match and Discretionary Contribution made to the NEOs under the 401(k) Plan relating to the applicable fiscal year.

(b)
Represents the portion of the NEO’s health and welfare insurance premiums paid by us for the applicable fiscal year. The health and welfare benefits for which a portion of these premiums were paid included the following:

•	Medical and vision insurance

•	Dental insurance

•	Basic life insurance

•	Short-term disability insurance

•	Long-term disability insurance

(c)
Represents the aggregate value of all other compensation elements for the applicable fiscal year, which is included above in the “All Other Compensation” column of the table under “–Summary Compensation Table” in this “VII. Executive Compensation.”

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Grants of Plan-Based Awards in 2016
The following table and the footnotes thereto provide information regarding grants of plan-based equity and non-equity awards made to the NEOs during 2016:

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards (#)(c)	Grant Date Fair Value of Stock and Option Awards($)(d)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jay A. Brown	—		$429,289	$858,577	$1,502,510	—	—	—	—	$—
	2/18/16	(e)	—	—	—	—	—	—	16,200	1,393,524
	2/18/16	(e)	—	—	—	18,909	37,813	56,717	—	2,923,761
	6/1/16	(f)	—	—	—	—	—	—	14,317	1,299,984

W. Benjamin Moreland	—		531,863	1,063,725	1,861,519	—	—	—	—	—
	2/18/16		—	—	—	—	—	—	27,042	2,326,153
	2/18/16		—	—	—	31,565	63,121	94,677	—	4,880,599

Daniel K. Schlanger	—		250,000	500,000	875,000	—	—	—	—	—
	4/1/16		—	—	—	—	—	—	8,137	708,814
	4/1/16		—	—	—	9,499	18,994	28,490	—	1,251,851
	4/1/16	(g)	—	—	—	—	—	—	17,219	1,499,947

James D. Young	—		280,219	560,437	980,765	—	—	—	—	—
	2/18/16		—	—	—	—	—	—	11,401	980,714
	2/18/16		—	—	—	13,308	26,613	39,917	—	2,057,721

Kenneth J. Simon	—		257,500	515,000	772,500	—	—	—	—	—
	2/18/16		—	—	—	—	—	—	8,137	699,945
	2/18/16		—	—	—	9,499	18,994	28,490	—	1,468,660

Patrick Slowey	—		197,464	394,927	691,122	—	—	—	—	—
	2/18/16		—	—	—	—	—	—	4,726	406,531
	2/18/16		—	—	—	5,516	11,031	16,546	—	852,946

(a)
Represents the estimated payouts that the NEOs could earn under the 2016 AIP as described in the CD&A above. The Annual Incentive opportunities for each NEO, calculated as a percentage of the NEO’s base salary, are provided above in “–CD&A–Elements of Executive Compensation and Benefits–Short Term Incentives–Annual Incentive Opportunity.” The actual Annual Incentives paid to each NEO under the AIP are disclosed above in the “Non-Equity Incentive Plan Compensation” column of the table at “–Summary Compensation Table” in this “VII. Executive Compensation.” For Mr. Brown and Mr. Moreland, represents blended 2016 Annual Incentive opportunities based on the roles they held during the year. Upon Mr. Brown's promotion to President and CEO, his target Annual Incentive opportunity was increased to 150% of base salary.

(b)
The grant listed for each NEO represents the 2016 Performance RSU component of the 2016 Annual RSUs. All such grants were made pursuant to the 2013 Plan. Details regarding vesting parameters generally applicable to these RSUs are provided above in “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSUs” in this “VII. Executive Compensation.”

(c)
The grants listed for each NEO include (1) the 2016 Time RSU component of the 2016 Annual RSUs and (2) the Promotion RSUs and New Hire RSUs granted to Mr. Brown and Mr. Schlanger, respectively, in 2016 as further described in footnotes (f) and (g) below. All such grants were made pursuant to the 2013 Plan. Details regarding vesting parameters generally applicable to these RSUs are provided above in “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSUs” in this “VII. Executive Compensation.”

(d)
Represents the grant date fair value of the RSUs granted to the NEOs in 2016 calculated in accordance with ASC 718, the aggregate of which is included above in the Stock Awards column of the table at “Summary Compensation Table” in this “VII. Executive Compensation.” Generally, the grant date fair value is the amount we would expense in our financial statements over the award's vesting schedule. For information on the valuation assumptions utilized for accounting purposes; see notes 2 and 13 to the consolidated financial statements in our 2016 Form 10-K.

(e)
Of Mr. Brown's 16,200 2016 Time RSUs and 56,717 2016 Performance RSUs granted on February 18, 2016, 5,801 2016 Time RSUs and 20,309 2016 Performance RSUs required Mr. Brown to assume the office of President and CEO on or before June 1, 2016; otherwise, the RSUs would be forfeited. Mr. Brown did in fact satisfy this vesting requirement; however, such awards remain subject to their remaining time- and performance-based vesting requirements.

(f)	These Promotion RSUs were granted to Mr. Brown in connection with his appointment as President and CEO. Such awards may vest as to one-third on each of June 1, 2017, June 1, 2018 and June 1, 2019.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

(g)
These New Hire RSUs were granted to Mr. Schlanger in connection with his commencement of employment with us. Such awards may vest as to one-third on each of April 1, 2017, April 1, 2018 and April 1, 2019.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Outstanding Equity Awards at 2016 Fiscal Year-End
The following table and footnotes related thereto provide information regarding each stock option and other equity-based awards outstanding as of December 31, 2016 for each NEO. As of December 31, 2016 and the Record Date, none of the NEOs had any outstanding stock options.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(a)		Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(c)		Equity Incentive Awards: Market or Payout Plan Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(d)
Jay A. Brown	3,202	(e)	$277,838	—		$—
	—		—	33,728	(f)	2,926,579
	6,263	(e)	543,441	—		—
	—		—	32,461	(f)	2,816,641
	16,200	(e)	1,405,674	—		—
	—		—	56,717	(f)	4,921,334
	14,317	(g)	1,242,286	—		—

W. Benjamin Moreland	8,398	(e)	728,694	—		—
	—		—	88,459	(f)	7,675,587
	17,182	(e)	1,490,882	—		—
	—		—	89,063	(f)	7,727,997
	27,042	(e)	2,346,434	—		—
	—		—	94,677	(f)	8,215,123

Daniel K. Schlanger	8,137	(e)	706,047	—		—
	—		—	28,490	(f)	2,472,077
	17,219	(h)	1,494,093	—		—

James D. Young	3,186	(e)	276,449	—		—
	—		—	33,557	(f)	2,911,741
	6,232	(e)	540,751	—		—
	—		—	32,301	(f)	2,802,758
	11,401	(e)	989,265	—		—
	—		—	39,917	(f)	3,463,598

Kenneth J. Simon	12,667	(h)	1,099,116	—		—
	8,137	(e)	706,047	—		—
	—		—	28,490	(f)	2,472,077

Patrick Slowey	1,619	(e)	140,481	—		—
	—		—	17,051	(f)	1,479,515
	3,004	(e)	260,657	—		—
	—		—	15,572	(f)	1,351,182
	4,726	(e)	410,075	—		—
	—		—	16,546	(f)	1,435,696

(a)	Represents the outstanding and unvested portion of certain Time RSU grants.

(b)	Represents the market value of the outstanding Time RSUs referenced in footnote (a) above that have not yet vested, based on the closing Common Stock price as of December 31, 2016 of $86.77 per share.

(c)
Represents the outstanding and unvested portion of certain Performance RSUs. The three grants listed for Messrs. Brown, Moreland, Young and Slowey represent the maximum number of shares that may be earned pursuant to the 2014 Performance RSUs, 2015 Performance RSUs, and

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

2016 Performance RSUs, respectively, if the TSR Rank is at or above the 90th percentile. The grants listed for Messrs. Schlanger and Simon represent the maximum number of shares that may be earned pursuant to the 2016 Performance RSUs if the TSR Rank is at or above the 90th percentile. With regard to the 2014 Performance RSUs shown for Messrs. Brown, Moreland, Young and Slowey, the final rank of our Common Stock performance against the 2014 TSR Peer Group was at the 40.6th percentile, which resulted in the vesting on February 19, 2017 of approximately 47.47% (or 82,029 shares in the aggregate for such NEOs) of the maximum amount of the 2014 Performance RSUs originally granted to each NEO; the remainder (or 90,766 shares in the aggregate for such NEOs) of the original grant was forfeited. Details of the vesting parameters that are generally applicable to the 2016 Performance RSUs are discussed above at “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSUs” in this “VII. Executive Compensation.”

(d)
Represents the market value of the outstanding Performance RSUs described in footnote (c) above that have not yet vested, based on the closing Common Stock price as of December 31, 2016 of $86.77 per share.

(e)
Represents the outstanding and unvested Time RSU portion of the applicable Annual RSUs granted to each of the NEOs. For Messrs. Brown, Moreland, Young and Slowey, such Annual RSUs were granted in 2014, 2015 and 2016, respectively. For Messrs. Schlanger and Simon, such Annual RSUs were granted in 2016.

(f)
Represents the outstanding and unvested Performance RSU portion of the applicable Annual RSUs granted to each of the NEOs. For Messrs. Brown, Moreland, Young and Slowey, such Annual RSUs were granted in 2014, 2015 and 2016, respectively. For Messrs. Schlanger and Simon, such Annual RSUs were granted in 2016.

(g)	Represents the outstanding and unvested portion of Promotion RSUs granted to Mr. Brown on June 1, 2016, in connection with his promotion to President and CEO.

(h)
Represents the outstanding and unvested portion of New Hire RSUs granted to Messrs. Simon and Schlanger on September 17, 2015 and April 1, 2016, respectively, in connection with the commencement of their employment.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Option Exercises and Stock Vested in 2016
The following table provides the amount realized during 2016 by each NEO upon the vesting of RSUs. No options were exercised by any of the NEOs in 2016, and as of December 31, 2016 and the Record Date, none of the NEOs held any outstanding stock options.

	Stock Awards (a)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jay A. Brown	40,006	$3,441,316
W. Benjamin Moreland	100,914	8,680,622
Daniel K. Schlanger	—	—
James D. Young	39,804	3,423,940
Kenneth J. Simon	6,333	572,313
Patrick Slowey	19,725	1,696,745

(a)
For Messrs. Brown, Moreland, Young and Slowey, the amounts shown include (1) approximately 68.98% of the maximum number of shares covered by the 2013 Performance RSA grant, which portion vested during 2016 upon achieving a Highest Average (as defined in the award agreement) price of approximately $90.40, as adjusted for dividends, during the period commencing on August 24, 2015 and ending on February 19, 2016 (30,308 shares, 75,539 shares, 30,154 shares, and 14,945 shares, respectively), (2) 33.34% of the time vesting restricted stock award granted in 2013, which vested during 2016 (3,365 shares, 8,386 shares, 3,348 shares, and 1,659 shares, respectively), (3) 33.33% of the 2014 Time RSU grant, which vested during 2016 (3,202 units, 8,398 units, 3,186 units, and 1,619 units, respectively), and (4) 33.33% of the 2015 Time RSU grant, which vested during 2016 (3,131 units, 8,591 units, 3,116 units, and 1,502 units, respectively). For Mr. Simon, the amounts shown include 33.33% of his New Hire RSU grant, which vested during 2016 (6,333 units). The value realized on vesting is calculated using the closing market price of our Common Stock from the trading day immediately preceding the date of vesting, which was $86.02 per share for all NEOs other than Mr. Simon (in which case the closing market price of our Common Stock from the trading day immediately preceding the date of vesting was $90.37).

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Potential Payments Upon Termination of Employment

•
Severance Agreements.  We have entered into Severance Agreements containing non-compete and non-solicitation provisions with each NEO. In 2016, in connection with the CEO Succession Plan, the Board approved, and the Company entered into, an Amended and Restated Severance Agreement with each of Mr. Brown and Mr. Moreland and severance agreement amendments with certain of the other executive officers of the Company. Details regarding the benefits provided under the NEOs' Severance Agreements, including the amendments referenced above, and the potential value thereof are set forth below. Pursuant to each Severance Agreement, we are required to provide severance benefits to the officer if such officer’s employment is terminated pursuant to a Qualifying Termination (as defined in footnote (a) to the table below). The Severance Agreements provide for enhanced severance benefits if the officer’s employment is terminated in connection with a Qualifying Termination Upon Change in Control (as defined in footnote (a) to the table below). Upon a Qualifying Termination occurring on December 31, 2016 not during a change in control period, the executive officer would have been entitled to:

•
for all NEOs other than Mr. Moreland, a lump sum severance payment equal to the sum of the officer’s base salary and Annual Bonus. "Annual Bonus" is defined for purposes of each NEO's Severance Agreement as the target annual bonus for the calendar year in which the date of termination occurs. Mr. Moreland is not eligible for a lump sum severance payment upon a Qualifying Termination not during a change in control period;

•	a prorated cash amount equal to the officer’s Annual Bonus for the year in which termination occurs when and if annual incentives for the year of termination are paid to other executive officers;

•
to the extent the annual incentive for the year prior to the year in which termination occurs has not been paid, a cash amount equal to the officer’s prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;

•	continued coverage under specified health and welfare benefit programs for either two years (for Mr. Moreland) or one year (for all other NEOs);

•
continued participation in the 401(k) Plan for the calendar year in which termination occurs, including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and

•
for Mr. Moreland, continued vesting of all Restricted Stock Awards (as defined in his Severance Agreement), RSUs and stock options; and for all other NEOs, immediate vesting of all stock options and continued vesting of all Restricted Stock Awards (including RSUs) for two years after termination.

In connection with a Qualifying Termination Upon Change in Control occurring on December 31, 2016, the executive officer would have been entitled to:

•	a lump sum severance payment equal to the sum of the officer’s base salary and Annual Bonus multiplied by two (or, in the case of Mr. Moreland, multiplied by three);

•	a prorated cash amount equal to the officer’s Annual Bonus for the year in which termination occurs when and if annual incentives for the year of termination are paid to other executive officers;

•
to the extent the annual incentive for the year prior to the year in which termination occurs has not been paid, a cash amount equal to the officer’s prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;

•	continued coverage under specified health and welfare benefit programs for either three years (for Mr. Moreland) or two years (for all other NEOs);

•
continued participation in the 401(k) Plan for the calendar year in which termination occurs, including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and

•
immediate vesting of any outstanding Restricted Stock Awards (as defined in the Severance Agreements), RSUs and stock options held by the officer, provided that such immediate vesting only applies to Performance Awards with respect to the target shares or Target Level of performance, and the

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

officer continues to vest as to any Performance Awards in excess of such target shares or Target Level of performance following the date of termination.
Each of the Severance Agreements also has provisions that generally prohibit the officer, for a period of 12 months following the termination of such officer’s employment with us, from (1) engaging in business activities relating to wireless communication or broadcast towers which compete with us or our affiliates in the United States or Australia and (2) soliciting our employees and our affiliates. In addition, the Severance Agreement for Mr. Moreland provides that in the event of a Post-2017 Termination, Mr. Moreland would receive the benefits normally provided for a Qualifying Termination not occurring during a Change in Control Period (including continued vesting of outstanding Stock Options and Restricted Stock Awards (including RSUs) as if he were an employee), except for our release of any claims against Mr. Moreland, and provided that, in the event such Post-2017 Termination were for Cause, certain of the other Qualifying Termination benefits would be forfeited. "Post-2017 Termination" means any termination of Mr. Moreland's employment with us and our subsidiaries on or after December 31, 2017 for any reason other than (1) pursuant to a Qualifying Termination or (2) due to disability or death.
The following table and footnotes thereto summarize the alternative termination benefits that would be payable under different termination scenarios in accordance with each NEO’s Severance Agreement. The information provided assumes the NEO’s termination occurred as of December 31, 2016.

Name	Termination Type(a)	Severance Amount($)(b)	Early or Continued Vesting of Restricted Stock($)(c)	Other($)(d)	Alternative Total Employment Termination Benefits($)(e)
Jay A. Brown	Qualifying Upon Change in Control	$3,167,154	$11,233,332	$915,261	$15,315,747
	Qualifying	1,583,577	4,253,682	896,194	6,733,453
	Non-Qualifying	—	—	—	—

W. Benjamin Moreland	Qualifying Upon Change in Control	4,667,175	21,763,869	1,139,463	27,570,507
	Qualifying	—	8,871,189	1,120,400	9,991,589
	Non-Qualifying	—	—	—	—

Daniel K. Schlanger	Qualifying Upon Change in Control	2,000,000	3,968,882	536,147	6,505,029
	Qualifying	1,000,000	1,512,649	523,373	3,036,022
	Non-Qualifying	—	—	—	—

James D. Young	Qualifying Upon Change in Control	2,241,749	8,480,837	599,852	11,322,438
	Qualifying	1,120,874	3,098,211	589,420	4,808,505
	Non-Qualifying	—	—	—	—

Kenneth J. Simon	Qualifying Upon Change in Control	2,059,999	3,618,341	571,684	6,250,024
	Qualifying	1,030,000	1,656,571	552,617	3,239,188
	Non-Qualifying	—	—	—	—

Patrick Slowey	Qualifying Upon Change in Control	1,719,094	3,919,813	451,537	6,090,444
	Qualifying	859,547	1,494,682	432,507	2,786,736
	Non-Qualifying	—	—	—	—

(a)	Represents the various employment termination scenarios as defined in the NEO’s Severance Agreements. Generally, each of the scenarios can be described as follows:

•
A “Qualifying Termination” occurs upon (1) our termination of the executive’s employment with us for any reason other than for Cause (as defined in the Severance Agreements) or disability or death, or (2) the executive’s termination of employment with us within 60 days of the occurrence of an event that constitutes Good Reason (as defined in the Severance Agreements).

•	A “Non-Qualifying Termination” occurs upon any termination of the executive’s employment with us other than a Qualifying Termination.

•	A “Qualifying Termination Upon Change in Control” occurs upon a Qualifying Termination of the executive within two years following a Change in Control (as defined in the Severance Agreements).

(b)
Represents the lump sum severance payment equal to the sum of the NEO’s base salary and Annual Bonus multiplied by two and one for Messrs. Brown, Schlanger, Young, Simon and Slowey for a Qualifying Termination Upon Change in Control and Qualifying Termination, respectively. For

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Mr. Moreland, represents the sum of his base salary and Annual Bonus multiplied by three for a Qualifying Termination Upon Change in Control; in the case of a Qualifying Termination not in connection with a change in control, Mr. Moreland is not entitled to a lump sum severance payment.

(c)
Represents the value of outstanding and unvested RSUs as of December 31, 2016 (calculated as the number of accelerated RSUs multiplied by $86.77, the closing price per share of our Common Stock on December 31, 2016) for which the vesting would be accelerated or continued without future service or performance conditions (also includes accrued dividend equivalents that would be paid upon vesting of such RSUs). In connection with a Qualifying Termination Upon Change in Control, any outstanding Restricted Stock Awards (as defined in the Severance Agreements), RSUs and stock options held by the NEO immediately vest, provided that such immediate vesting only applies to Performance Awards with respect to the target shares or Target Level of performance, and the officer may, subject to and contingent upon actual performance, continue to vest as to any Performance Awards in excess of such target shares or Target Level of performance following the date of termination. Upon a Qualifying Termination that does not occur during a change in control period, any outstanding Restricted Stock Awards (as defined in the Severance Agreements) and RSUs will continue to vest, provided that such continued vesting of Performance Awards will continue to be contingent on the satisfaction of the applicable performance criteria. For Messrs. Brown, Schlanger, Young, Simon and Slowey, such continued vesting period in the event of a Qualifying Termination that does not occur during a change in control period extends only until the second anniversary of the Qualifying Termination.

(d)	Other termination benefits represent the following items:

•
A prorated cash amount equal to the officer’s Annual Bonus for the year of termination. The payment of a cash amount equal to the NEO’s prior year annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers is permitted under the Severance Agreements but would not apply under this scenario because termination is assumed to occur as of December 31, 2016, and any prior year actual annual incentives relating to 2015 would have already been paid.

•	An estimate of the premiums paid by us for continued coverage under specified health and welfare benefit programs.

•
An estimate of our 401(k) Plan matching and profit sharing contributions for continued participation in the 401(k) Plan for 2016, the year in which termination of employment is assumed to occur under this scenario. Assuming termination of employment occurs on December 31, 2016, this amount includes our Discretionary Match (other than for Mr. Schlanger) and Discretionary Contribution for 2016. The Discretionary Match and the Discretionary Contribution are subject to compensation limitations of the Code; for each NEO to which they apply, the amounts included above are $7,950 for the Discretionary Match and $10,600 for the Discretionary Contribution.

(e)
Represents an estimate of the alternative total potential payments upon termination of employment that would be paid to or accrued for each NEO assuming the NEO’s employment terminated under different scenarios as of December 31, 2016.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

VIII.    AUDIT COMMITTEE MATTERS
The Board has established an Audit Committee comprised entirely of independent directors, as defined in the rules and regulations of the NYSE and SEC. Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members and the responsibilities of the Audit Committee. The Audit Committee Charter can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp.
The Audit Committee has adopted procedures regarding the pre-approval of certain services which may be rendered by our Auditors. Such procedures provide that the Audit Committee should pre-approve audit and permitted non-audit services to be rendered by our Auditors. Such approval of services may be made with respect to audit, audit-related, tax and other services permitted under SEC rules that the Audit Committee believes would not otherwise impair the independence of the Auditors. Whenever practicable, estimated or budgeted fees should be pre-approved at the time the services are pre-approved. Such procedures also provide that between the regularly scheduled meetings of the Audit Committee, each member of the Audit Committee (with preference given to the Chairman of the Audit Committee, if available) is authorized to pre-approve fees or engagements presented by an officer relating to audit and permitted non-audit related services of our independent registered public accountants; provided, however, the Audit Committee members in the aggregate may not approve fees and engagements exceeding $200,000 of fees, excluding any fees or engagements (1) approved by the Audit Committee or (2) regarding services relating to securities offerings of the Company and its subsidiaries (“Delegation Procedures”). At the regularly scheduled meetings of the Audit Committee, the Audit Committee is generally provided a schedule detailing any services which have been approved or utilized during the fiscal year and since the last regularly scheduled Audit Committee meeting, including any fees and engagements approved pursuant to the Delegation Procedures.
No services were provided by the independent registered public accountants in 2016 that were approved by the Audit Committee under SEC Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus approved by the Audit Committee after such services have been performed).
In addition, in accordance with regulations promulgated by the SEC, the Audit Committee has issued the following report.

Audit Committee 2016 Report
To our Stockholders:
Management of Crown Castle International Corp. (“CCIC”) has the primary responsibility for preparing CCIC’s financial statements and implementing CCIC’s reporting process, including CCIC’s system of internal controls. The Company’s independent registered public accountants are responsible for expressing an opinion on (1) the conformity of CCIC’s audited financial statements with accounting principles generally accepted in the United States and (2) the effectiveness of internal control over financial reporting. On behalf of the Board, the Audit Committee, among other functions, performs an oversight role relating to CCIC’s financial statements and accounting practices, systems of internal control, the independence and the performance of the independent accountants, and the performance of the internal audit function.
In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed with CCIC’s management the audited financial statements as of and for the year ended December 31, 2016.

•	The Audit Committee has discussed with PwC the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees.

•
The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

•
Based on its review of CCIC’s audited financial statements and the discussions with management and PwC referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in CCIC’s Annual Report on Form 10-K for the year ended December 31, 2016.

Respectfully submitted by the Audit Committee of the Board of Directors of CCIC.
AUDIT COMMITTEE

P. Robert Bartolo (Chair)
Robert E. Garrison II
Lee W. Hogan
Robert F. McKenzie

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

IX.   OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and our other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based on the review of copies of such reports furnished to us and written representations that no other reports were required, we believe that, during the 2016 fiscal year, our executive officers, directors and greater than 10% beneficial owners timely complied with all Section 16(a) filing requirements applicable to them, except that Mr. Brown filed one late report with respect to one transaction.
Stockholder Recommendation of Director Candidates
Stockholders may recommend potential candidates for consideration by the NCG Committee by sending a written request to our Corporate Secretary. The written request must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request, the number of securities that the stockholder or group beneficially owns and the period of time the stockholder or group has beneficially owned the securities. Additional information may be requested from the nominee or the stockholder by the NCG Committee from time to time. As and if determined by the NCG Committee, potential candidates must also make themselves available to be interviewed by the NCG Committee, the Board and members of our executive management.
The NCG Committee reserves the right not to have any communications with the recommending stockholder or the candidate regarding the evaluation process of the candidate or the NCG Committee’s conclusions regarding such evaluation.
Stockholder Nominations and Proposals for 2018 Annual Meeting
Stockholders wishing to have a proposal included in the Board’s 2018 proxy statement must submit the proposal so that our Corporate Secretary receives it at our principal executive offices no later than December 4, 2017. If the date of the 2018 Annual Meeting is changed by more than 30 days from the date of the 2017 Annual Meeting, the deadline for submitting proposals to be included in the Board’s 2018 proxy statement will be a reasonable time before we begin to print and mail our proxy materials for our 2016 Annual Meeting.
Stockholders may make nominations for directors and introduce proposals or other business to be considered at the 2018 Annual Meeting provided such nominations and proposals are in accordance with our By-Laws and involve proper matters for stockholder action. Such stockholder nominations and proposals and other business for the 2018 Annual Meeting must be received not less than 90 days (February 17, 2018) nor more than 120 days (January 18, 2018) before May 18, 2018 (the first anniversary date of the 2017 Annual Meeting) at our offices located at Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, TX 77057, Attn: Corporate Secretary. If the 2018 Annual Meeting is advanced by more than 30 days, or delayed by more than 90 days, from the date of the 2017 Annual Meeting, the nomination or proposal must be delivered not earlier than the 120th day prior to the 2018 Annual Meeting and not later than the later of the 90th day prior to the 2018 Annual Meeting or the 10th day following the announcement of the change in the 2018 Annual Meeting date. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee. A copy of the applicable By-Laws provision may be obtained, without charge, upon written request to our Corporate Secretary.
If the date of the 2018 Annual Meeting is advanced or delayed by more than 30 calendar days from the date of the 2017 Annual Meeting, we shall, in a timely manner, inform stockholders of such change, by including a notice, under Item 5, in our earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Board’s 2018 proxy statement and the new date for determining whether we have received timely notice of a nomination or proposal.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Expenses Relating to this Proxy Solicitation
We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to, and obtaining voting instructions from, beneficial owners of our stock.
Available Information
We maintain an Internet website at www.crowncastle.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NCG Committee, together with certain other corporate governance materials, including our Financial Code of Ethics, Corporate Governance Guidelines and Business Practices and Ethics Policy, can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp, and such information is also available in print to any stockholder who requests it through our Corporate Secretary at the address below.
We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2016 Form 10-K as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the investor relations section of our Internet website at http://www.crowncastle.com/investor/10K/CrownCastle2016-10k.pdf. A request for a copy of such report should be directed to Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, Texas 77057, Attention: Corporate Secretary. A copy of any exhibit to the 2016 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to the Corporate Secretary.
Householding of Proxy Materials
In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as “householding,” that permit us to deliver, in certain cases, only one Proxy Materials Notice, 2016 Form 10-K or Proxy Statement, as applicable, to multiple stockholders sharing the same address, unless we have received contrary instructions from one or more of the stockholders. If you received a householded mailing this year and would like to have additional copies of the Proxy Materials Notice, 2016 Form 10-K or other proxy materials sent to you, or if you would like to revoke your consent to the householding of documents in the future, please call 1-800-542-1061 or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
Stockholder Communications
The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to any Committee, to the non-management Directors or to any Director in particular, to: Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, Texas 77057, Attn: Corporate Secretary.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

Appendix A
Independence Categorical Standards
(October 16, 2008)
The board of directors (“Board”) of Crown Castle International Corp. (“Company”) has established the following guidelines to assist it in determining whether a director of the Company (“Director”) has a “material relationship” with the Company and is “independent”. Each of the relationships described below is not a “material relationship” by itself and therefore will not prevent a Director from being “independent”:

•
Certain Relationships. Directorship more than three years after: (i) the Director was employed by the Company; (ii) an immediate family member of the Director (“Family Member”) was employed by the Company as an executive officer; (iii) the Director or a Family Member (in a professional capacity) was a partner with or employed by the Company’s internal or external auditor (“Auditor”) and personally worked on the Company’s audit; or (iv) a present executive officer of the Company served on the compensation committee of a company which employed at the same time the Director or a Family Member as an executive officer.

•
Current Employment. A Family Member (i) is employed by the Company in a non-officer position or (ii) is employed by, but is not a partner with, the Auditor and does not personally work on the Company’s audit.

•
Compensation. A Director or a Family Member receives or has received less than $120,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•
Business Relationships. A Director or a Family Member is or was a partner, greater than 10% shareholder, director, officer or employee of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, does not exceed the greater of (a) $1 million, or (b) two percent (2%) of such other company’s consolidated gross revenues.

•
Indebtedness. A Director or a Family Member is a partner, greater than 10% shareholder, director, officer or employee of a company that is indebted to the Company or to which the Company is indebted, and the total amount of each company’s indebtedness to the other is less than two percent (2%) of the total consolidated assets of such other company.

•
Charitable Contributions. A Director is a trustee, fiduciary, director, officer or employee of a tax-exempt organization to which the Company contributes, and the Company’s contributions in any single fiscal year to the organization does not exceed the greater of (a) $500,000, or (b) one percent (1%) of that organization’s total annual receipts.

•	Stock Ownership. Direct or indirect ownership by a Director of a significant amount of Company stock (including securities convertible into Company stock).
An “immediate family member” is a Director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such Director’s home.
If a Director has a significant relationship with the Company that is not described above, or is outside of the parameters above, and the Board determines that the Director is “independent”, the Board will disclose the basis for such determination in the Company’s annual proxy statement. In addition, members of the Audit Committee are subject to additional standards relating to their independence.

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT
A - 1

Crown Castle International Corp. 1220 Augusta Drive, Suite 600 Houston, TX 77057	Notice of Annual Meeting of Stockholders May 18, 2017 and Proxy Statement

CROWN CASTLE INTERNATIONAL CORP.	PROXY STATEMENT

1220 AUGUSTA DRIVE HOUSTON, TX 77057
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Crown Castle International Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E24806-P88432-Z69561	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CROWN CASTLE INTERNATIONAL CORP. The Board of Directors recommends you vote FOR each of the nominees in Proposal 1:
1. Election of Directors Nominees:	For	Against	Abstain
1a. P. Robert Bartolo	☐	☐	☐		For	Against	Abstain
1b. Jay A. Brown	☐	☐	☐	1j. Anthony J. Melone	☐	☐	☐
1c. Cindy Christy	☐	☐	☐	1k. W. Benjamin Moreland	☐	☐	☐
1d. Ari Q. Fitzgerald	☐	☐	☐
1e. Robert E. Garrison II	☐	☐	☐	The Board of Directors recommends you vote FOR Proposals 2 and 3:
1f. Lee W. Hogan	☐	☐	☐	2. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for fiscal year 2017.	☐	☐	☐
1g. Edward C. Hutcheson, Jr.	☐	☐	☐
1h. J. Landis Martin	☐	☐	☐	3. The non-binding, advisory vote regarding the compensation of the Company's named executive officers.	☐	☐	☐
1i. Robert F. McKenzie	☐	☐	☐
The Board of Directors recommends you vote AGAINST Proposal 4:
For address changes/comments, mark here. (see reverse for instructions)			☐	4. A stockholder proposal regarding proxy access, if properly presented.	☐	☐	☐
Please indicate if you plan to attend this meeting.	☐	☐		NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
	Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E24807-P88432-Z69561

CROWN CASTLE INTERNATIONAL CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 18, 2017

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 ON THE REVERSE SIDE, "FOR" EACH OF PROPOSALS 2 AND 3, "AGAINST" PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES NAMED BELOW ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

The undersigned hereby appoints Jay A. Brown and Donald J. Reid, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Crown Castle International Corp. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., Central Time on May 18, 2017, at the Marriott Marquis Houston, 1777 Walker Street, Houston, TX 77010, and any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side